[redacted]

Aspire STR – Offer Cover Sheet

Please include this cover sheet as the first page of your contract package. You will only need to complete an entire contract package for the primary Home(s) you would like to purchase. If you are purchasing multiple Homes, please comma separate the Home numbers and well as the Offer Prices on this cover sheet (you will need to provide a complete contract package for each Home you are purchasing).

If we receive multiple simultaneous offers on your primary choice Home(s), we may ask if you'd like to move to your 2nd or 3rd choice. This will happen fairly quickly so keep your lines of communication open as Brian and I will be working the sale together. Remember, Buyers purchasing multiple Homes will be given priority in cases of a tie.

Buyer(s): [redacted] ____________

1st Choice Home #: __Unit 6__________

Bid Price: $__$1,100,000__________

2nd Choice Home #: ____________

2nd Choice Bid Price: $____________

3rd Choice Home #: ____________

3rd Choice Bid Price: $____________

Contact Information

Buyer Phone: ____________

Buyer Email: ____________

[redacted] ____________

Agent Phone: [redacted] ____________

Agent Emai[redacted] ____________

[redacted]

[redacted]

HOME # 6

AGREEMENT FOR PURCHASE AND SALE

Aspire at Sylvan Summit

500 Yale Avenue North Seattle, WA 98109 (Purchaser(s))

This Agreement for Purchase and Sale ("Agreement"), entered into this 18th day of August 2022, by [redacted], a Tennessee general partnership, with an address of [redacted] its successor, or assigns ("Seller"), and ("Purchaser") for the property known as *Aspire at Sylvan Summit*, 3226 Charlotte Ave, Nashville, TN 37209 on the site map, Home # 6.

For purposes of this Agreement, capitalized terms, unless otherwise defined herein, shall have the meaning ascribed to such terms by the Master Deed (as defined below) for *Aspire at Sylvan Summit* ("Project").

ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY STATING SELLER'S REPRESENTATIONS. ALL OF SELLER'S REPRESENTATIONS ARE INCLUDED SOLEY IN THIS AGREEMENT AND RELATED DOCUMENTS.

WITNESSETH:

Seller agrees to sell and Purchaser agrees to purchase the real estate hereinafter described in consideration of the following mutual covenants and conditions:

1. Property to be Conveyed: Home # 6 as shown on the Plat of Aspire at Sylvan Summit (the "Unit" or "Home") as reflected in Exhibit B of the Declaration of Covenants, Conditions and Restrictions for Aspire at Sylvan Summit, as such document may be amended pursuant to the terms of that document (the "Declaration"). The street address of the Unit is , Nashville, TN 37209. The Unit is being constructed in accordance with the plans for Aspire at Sylvan Summit located at the corner of 33rd Avenue N and Charlotte Pike (the "Project") and will be constructed substantially in accordance with the floor plan that is attached to this Agreement as Exhibit A ("Floor Plan"). Prior to the Closing Date, as described in Section 5 hereof, Seller shall cause the Home to be constructed in accordance with the Floor Plan, and Finishes and Upgrades exhibits, subject to such modifications as permitted to be made by Seller under this Agreement, (or as may be agreed upon by Seller and Purchaser in executed change orders), and obtain the issuance of a Temporary Certificate of Use and Occupancy for the Home.

2. Purchase Price: The purchase price of the Home ("Purchase Price") shall be an amount equal to the sum of the following:

(a) Home constructed Price ($ 1,100,000)

(b) Upgrades (from Exhibit B: Finish Schedule) ($ Not Applicable)

The total Purchase price on the Effective Date for items 2(a)+(b) is $ 1,100,000 and Purchaser has paid 5% of the Base Price, which is equal to $ 55,000, to

Rudy Title and Escrow, LLC ("Escrow Agent") within one (1) business day of the execution of this Agreement as Earnest Money (hereinafter referred to as "Earnest Money"). The Earnest Money shall be held in escrow by Escrow Agent in a non-interest bearing account, and shall be credited toward the Purchase Price at Closing. Notwithstanding, without notice to Purchaser, Seller may direct the Escrow Agent to release such Earnest Money to Seller, to be used for costs in the construction of the Home.

In addition to the Earnest Money, Purchaser shall pay to Seller (or Seller's designee) directly any cost(s) of all Upgrades selected by Purchaser ("Builder Deposit"). Funds designated as a Builder Deposit are used for the construction and upgrades of the Home and are non-refundable deposits. The Builder Deposit will be credited toward the Purchase Price at Closing.

As of execution of this Agreement, Purchaser has paid $___ $0 ____ to Builder the Builder Deposit. All remaining Upgrades that have not yet been paid will be due and payable upon selection.

3. Purchaser's Financing Contingency: This Purchase Agreement Check One:

__☑__ is NOT contingent upon Purchaser's ability to qualify for financing.

______ is contingent upon Purchaser's ability to obtain financing.

Purchaser's obligation to purchase the Home is subject to Purchaser's ability to obtain a satisfactory commitment for conventional financing ("Loan") within 10 banking days after the Effective Date of this Agreement ("Financing Contingency Deadline"). "Ability to obtain," as used herein, means that Purchaser is qualified to receive the Loan based upon lender's customary and standard underwriting criteria. If Purchaser has the ability to obtain the Loan, Purchaser warrants that, at Closing, Purchaser will have sufficient funds to complete the purchase of the Home. Purchaser further warrants that, unless otherwise specified herein, Purchaser does not need to sell or lease other real property in order to complete the purchase of the Home. To withdraw from this Agreement and obtain a return of the Earnest Money from Escrow Agent, Purchaser shall be required to give Seller written notice of its inability to obtain a satisfactory financing commitment on or before the Financing Contingency Deadline. SHOULD PURCHASER NOT PROVIDE EVIDENCE OF APPROVAL OR DISAPPROVAL OF THE LOAN PRIOR TO THE FINANCING CONTINGENCY DEADLINE, BY WRITTEN NOTICE TO SELLER AS PROVIDED IN THIS PARAGRAPH, THIS CONTINGENCY SHALL BE CONSIDERED WAIVED, THIS AGREEMENT SHALL BE ENFORCEABLE AGAINST PURCHASER IN ALL RESPECTS. SHOULD PURCHASER NOT BE ABLE TO OBTAIN FINANCING BY THE CLOSING DATE, THE INITIAL DEPOSIT SHALL BE DISBURSED BY ESCROW AGENT TO SELLER AND SELLER MAY PURSUE OTHER OPTIONS DESCRIBED IN THIS AGREEMENT.

At any time Seller may require Purchaser to show evidence of financing. In the event that the Purchaser cannot show proper evidence of financing within 10 days of request, Seller may consider Purchaser to be in default.

4. Closing Date: The "Closing" shall take place in the office of the Escrow Agent, as

[redacted]

evinced by the deliver of the deed and payment of the Purchase Price. Closing shall occur within ten (10) days after the date the Home is Substantially Complete; the Home shall be considered "Substantially Complete" when the applicable municipal authority issues a temporary certificate of occupancy or its equivalent (this date being referred to herein as "Closing Date"). Seller shall give the Purchaser an estimated Closing Date thirty (30) days in advance of the Substantial Completion date to give the Purchaser time to finalize any Closing requirements, notwithstanding, notice provided less than thirty (30) days prior to the Closing Date shall not be a breach of Seller's obligations hereunder. The date of the Closing shall be designated by Seller. If, for any reason, Purchaser fails to close on the scheduled Closing Date, Purchaser shall be in default of this Agreement. Purchaser shall not be entitled to possession of the Property or any equitable rights in the Property until Closing. Permanent possession of the Home shall be delivered to Purchaser on the Closing Date. Seller shall make a reasonable effort to cause the Home to be substantially complete by September 30th, 2022 , but such estimated delivery date ("Estimated Delivery Date") shall be subject to change by Seller if the completion of the Home is delayed for any reason. Seller is obligated to complete and deliver the Home by the Final Completion Date specified in Section 14 hereof. Seller will not under any circumstances be obligated to pay for incidental costs of delay in delivering the Home, including but not limited to rate lock extension fees for Purchaser's financing, or rent.

Prior to Closing Purchaser may have the home inspected by a professional inspector. The matters shown as needing correction by the inspector will be added to the builder's punch list and correct before or after Closing in accordance with Seller's normal procedures.

5. Taxes and Assessments: Purchaser shall pay all taxes and assessments by the Association due with respect to the Home after the Closing Date, provided that taxes and assessments for the year in which the Closing Date occurs shall be prorated between Purchaser and Seller. The Seller shall be responsible for all taxes and assessments during the period ending at midnight on the day before the Closing Date. If the amount of such taxes is not then known, the apportionment of taxes shall be based upon the tax assessment of the property for the prior year. At Closing, Purchaser shall make a deposit equal to two (2) months' assessment on the Home ("Assessment Deposit"), which shall be used to establish working capital reserves for the Association. Each Home will be subject to a monthly Association assessment to cover all association operating costs including but not limited to common area maintenance, association insurance, association utility maintenance, grounds cleaning and maintenance, trash service, repairs and capital improvements as necessary from time to time. The assessment is a personal liability of Purchaser secured by a lien on the Home. Purchaser acknowledges that the assessment will be based upon actual operating costs of the association once occupied and that preliminary estimates are subject to adjustment once final costs are determined.

6. Changes to Development Plans and Documents. The Homes, Common Elements, and the Limited Common Elements (as defined in the Master Deed) of the Project will be constructed in substantial conformity with the plans and specifications for the Project (the "Plans"), maintained at Seller's office, and the Project Documents. However, Seller reserves the right to make changes in the Plans and the Project Documents, as the case may be, under the following circumstances:

(a) In the course of construction of the Home certain changes, deviations or omissions may

be required by governmental authorities having jurisdiction over the Project or certain design or structural changes may be suggested or required by Seller's contractor(s), architects or engineers. Job conditions at the Project or existing building conditions may require certain changes, deviations or omissions, or Seller, in its sole discretion may decide that certain changes, deviations, additions or omissions are necessary and in the best interest of the Project.

(b) Materials used in the construction and completion may vary somewhat from any samples provided, and such variations are inherent in manufacturing. Seller reserves the right to substitute materials, equipment and fixtures of similar quality and/or design should Seller be unable to obtain those in the specifications due to lack of availability, model changes or other circumstances.

(c) Seller reserves the right to modify the Project Documents prior to Closing for any reason related to subparagraphs (a)-(c) above or to exercise rights of amendment retained by the Developers as permitted therein.

7. Risk of Loss: Seller shall bear all risk of loss to the Home from the Effective Date as hereinafter defined until transfer of title to the Purchaser. In the event the Home should be materially damaged by fire, other casualty or condemnation prior to such transfer, Purchaser may elect one of the following:

(a) To terminate all of Purchaser's obligations under this Agreement upon notice to Seller and refund of the Earnest Money; or

(b) To take title to the Home in accordance with this Agreement together with an assignment of any insurance or condemnation proceeds due to Seller in connection with such damage to the Home.

8. Allocation of Closing Costs: Closing costs in regard to the transactions contemplated by this Agreement shall be paid by Purchaser as follows:

(a) Purchaser shall pay all attorney's fees and costs of the Escrow Agent in connection with the preparation of documentation to effectuate the transfer of title to the Home and the Closing of the sale.

(b) Purchaser shall pay all costs in connection with the recordation of the Special Warranty Deed from Seller to Purchaser.

(c) Purchaser shall pay the premium for any owner's and/or mortgagee's policy of title insurance desired by Purchaser.

(d) Purchaser shall pay the Assessment Deposit to the Association and a $450 set- up fee to the Associations managing agent.

(e) Purchaser shall pay all costs in connection with any financing obtained by Purchaser for the purpose of enabling Purchaser to acquire title to the Home including attorney's Closing fee.

(f) Seller shall pay all costs in connection with Seller Closing and attorney expenses.

9. Limited Warranty: Seller to provide a limited warranty (the "Builder Warranty") at Closing. Such Builder Warranty will be a One (1) year builder warranty by Builder. attached to this agreement as Exhibit B ("Warranty Guidelines"). To the extent permitted by law and except as provided above, all other warranties, express or implied, including but not limited to any implied warranty of condition, good and workmanlike manner, habitability, merchantability, or fitness for particular purpose, are expressly disclaimed and negated by Seller and expressly waived by Purchaser.

Purchaser agrees that, in the event of any claim, dispute, controversy or legal action related to or connected with this Agreement or the Property, the standards applicable to any issue related to construction shall be the standards set forth in the Warranty.

10. Conveyance of Title: If all sums payable by Purchaser to Seller hereunder have been fully paid as provided herein, Seller shall convey, marketable and insurable title to the Home to Purchaser on the Closing Date pursuant to a Special Warranty Deed, a proposed form of which shall be furnished to and examined by Purchaser on or before the Closing Date. Seller shall provide Purchaser with a commitment for the issuance of an owner's policy of title insurance in the amount of the total Purchase Price issued by the Escrow Agent, on ALTA Form(s) showing title to be as herein provided, and such title insurance commitment shall be deemed conclusive evidence of the status of title for all purposes under this agreement. The premium for Owner's title insurance shall be paid in accordance with Section 8(c) herein.

11. Breach of Agreement, Remedies and Arbitration:

(a) Notice and Opportunity to Cure. If Purchaser at any time believes that Seller is in default of this Agreement, Purchaser shall (i) provide Seller written notice of such default, along with all data and documentation supporting such default, and (ii) provide Seller thirty (30) days within which to cure such default to Purchaser's reasonable satisfaction. The requirements for written notice and opportunity to cure are conditions precedent to any pre-closing remedies or dispute resolution described below.

(b) Default Remedies.

(i) If Purchaser fails to comply with any material and significant provision of this Agreement prior to Closing, or any other cause of action accrues against Purchaser prior to or at Closing, Seller may retain all sums paid by Purchaser, including but not limited to the Earnest Money and Builder Deposit. Seller and Purchaser hereby acknowledge that such sums shall be considered liquidated damages, and are a reasonable and foreseeable estimate of Seller's actual damages upon Purchaser's breach of this Agreement. In the event of a dispute on the compliance that cannot be resolved by the parties on their own, the provisions of section 10(c) below shall apply.

(ii) If Seller fails to comply with any material and significant provision of this Agreement prior to or at Closing, or any other cause of action accrues against

[redacted]

Seller prior to or at Closing, Purchaser shall be entitled to either a refund of the Earnest Money or to seek specific performance. In the event of a dispute on the compliance that cannot be resolved by the parties on their own, the provisions of section 10(c) below shall apply.

(iii)Upon termination of this Agreement, neither Purchaser nor Seller shall have any further rights, obligations, or causes of action arising out of or relating to this Agreement or any other transaction or event between the parties.

(c) Dispute Resolution. Purchaser and Seller agree that any claim, dispute or cause of action between Purchaser and Seller (including any claim or cause of action by Purchaser against Seller's subcontractors), whether sounding in contract, tort, or otherwise, shall be resolved by binding arbitration. Unless the parties agree to use other rules, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association ("AAA") in effect at the time the demand for arbitration is filed, and the Federal Arbitration Act to the exclusion of any applicable state arbitration statute. Such claims, disputes or causes of action, include, but are not limited to, those arising out of or relating to: (i) this Agreement, including the negotiation, formation, subject matter, breach, cancellation or termination hereof; (ii) the design, construction, preparation, maintenance or repair, of the Property (including the Home); (iii) marketing or sale of the Property; (iv) any representations or warranties, express or implied, relating to the Agreement or the Property; (v) any transaction, event or relationship between Purchaser and Seller, including any subsequent agreement or alleged agreement between Purchaser and Seller; (vi) any violations of any statute including, but not limited to, deceptive trade practices-consumer protection acts or similar acts; and/or (vii) any other rights, obligations or agreement or alleged agreement between Purchaser and Seller ("the Dispute"). At Seller's option, (A) Purchaser, Seller's subcontractors and suppliers, and other third parties involved in the Property may be joined in any arbitration proceeding relating to the Property and (B) any arbitration proceeding between Purchaser and Seller may be consolidated with any other arbitration proceeding relating to the Property. The arbitration award or decision may be confirmed, entered and enforced as a judgment in a court having jurisdiction, subject to appeal only in the event of the arbitrator's misapplication of the law, no evidence to support the award, or such other grounds or appeal of arbitration awards that exist by statute, common law or the applicable rules. In any arbitration or litigation arising out of or relating to this Agreement, Purchaser shall pay Seller's litigation and/or arbitration expenses, including but not limited to, all filing fees, arbitrator fees, expert fees, attorney fees, and court costs, upon Seller becoming the prevailing party. Likewise, if Purchaser becomes the prevailing party, Seller shall pay Purchaser's litigation and/or arbitration expenses as described above. This arbitration provision shall survive Closing, breach or termination of this Agreement and shall not be superseded by the doctrine of merger.

Seller Initial __[redacted]__ Purchaser Initial _[redacted]

12. Assignment: This Agreement shall not be assignable by Purchaser, other than for estate planning purchases, whether voluntary or by operation of law without the prior written consent of Seller, which may by denied by Seller, in Seller's sole discretion; provided, however in

the event such transfer should occur by reason of death of Purchaser, then Seller shall refund the Earnest Money to Purchaser's executor or administrator and terminate Purchaser's obligations under this Agreement if Seller declines to give such consent. Subject to the foregoing limitation, the provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto, as well as their respective heirs, executors, administrators, successors and assigns.

Purchaser further agrees that, prior to Closing of the transactions contemplated by this Agreement, Purchaser will not directly or indirectly, sell or transfer this Agreement for cash or any other consideration whatsoever, or enter into any contract, agreement or commitment to sell or transfer this Agreement for cash or other consideration, or Purchaser's interest in the Home to any party, or market the Home for sale or lease, including without limitation, listing the Home or this Agreement with any broker, agent or sales representative of any kind. Purchaser's violation of the provisions of this Paragraph 12 shall constitute immediate (that is, with no required notice and time to cure) default by Purchaser under this Agreement.

Title will not be issued to any person or entity not named as PURCHASER hereunder and no other persons or entities which are not so named as a PURCHASER may be added to the Deed without obtaining consent to assign from Seller in accordance with this paragraph.

13. Real Estate Commission: Commission to be paid by Seller in connection with this transaction have been negotiated between Seller and the Listing Broker specified below. Commissions shall be earned at such time as this Agreement is executed by all parties, all Closing conditions have been satisfied and Closing has occurred. Commissions are payable upon the Closing Date or any subsequent Closing between Purchaser and Seller under this Agreement. The Escrow Agent is authorized to debit the Seller's account and pay commission(s) as follows:

To Listing Broker: Covered under separate agreement

3% to Selling Broker: [redacted]
for the Purchaser (if applicable, otherwise write None)

Purchaser represents and warrants to Seller that no real estate broker or agent other than Listing Broker and/or Seller's Broker (hereinafter collectively referred to as the "Brokers") has been involved or instrumental in the procurement of this Agreement and that excepting the commissions due the Brokers, no real estate commission or compensation shall be payable by either Seller or Purchaser with respect to the procurement and execution of this Agreement or the sale of the Home contemplated hereby to any other broker as a result of Purchaser dealing with such broker. Purchaser shall indemnify and save Seller wholly harmless against any loss, cost or other expense, including reasonable attorney's fees that may be incurred by Seller by reason of any breach of the foregoing warranty, which shall survive Closing.

14. Time of Essence: Except as otherwise hereinafter expressly provided, is expressly understood and agreed that time shall be deemed as the essence of this Agreement. Failure of Seller to exercise any right hereunder upon default of the Purchaser shall not constitute a waiver of any of Seller's rights hereunder and shall not prevent Seller from exercising any of said rights upon any subsequent default. Seller's projection of an Estimated Delivery Date is done as an

____

[redacted]

accommodation to Purchaser, but such Estimated Delivery Date shall not be considered as one for which for time is of the essence. Notwithstanding the foregoing or anything in the Agreement to the contrary, Seller is, however, unconditionally obligated to complete the Home by November 30th, 2022 (the "Final Completion date"), except that such date may be extended by acts recognized as constituting justification for legal impossibility under the laws of the State of Tennessee or an act of God; provided, however, Seller shall not be liable for any consequential damages arising out of or resulting from Seller's breach of such obligation.

15. Notices: All notices required or permitted hereunder shall be deemed to have been duly given when personally delivered or deposited in the United States Mail, postage prepaid and addressed to the Seller, [redacted], and to the Purchaser at:_ [redacted]________________ or to such other address as may have been previously furnished in writing.

16. Severability/Savings: The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. The following sentence will supersede and take precedence over anything else in this Agreement which is in conflict with it: It is the intention of the parties that this sale qualify for the exemption provided by the Interstate Land Sales Full Disclosure Act pursuant to 15 U.S.C. Section 1702(a)(2), and nothing herein contained shall be construed or so operate as to any obligations of Seller or rights of Purchaser, in a manner which would render said exemption inapplicable. Nothing herein contained shall be construed or so operate in a manner inconsistent with 24 CFR 1710.5 and 61 F.R. 13601-13611, Supplemental Information to Part 1710; Guidelines for Exemptions Available Under the Interstate Land Sales Full Disclosure Act, Par IV(b), Paragraph 6. If any provisions limit or qualify Seller's substantial completion obligation as stated in this Agreement, or Purchaser's remedies in the event that such obligation is breached, and such limitations or qualifications are not permitted if this sale is to be exempt from the Interstate Land Sales Full Disclosure Act pursuant to 15 U.S.C. Section 1702(a)(2), or this Agreement is to otherwise be fully enforceable, then all those provisions are hereby stricken and made null and void as if never a part of this Agreement.

17. Exhibits and Addenda: This Agreement includes the following Exhibits and Addenda attached hereto and incorporated herein by this reference:

Exhibit A – Floor Plan

Exhibit B – Warranty Guidelines

18. Entire Agreement: This Agreement and the Exhibits and Addenda attached hereto is the entire agreement between the parties and may be amended only by an instrument in writing signed by the party against whom enforcement of any change is sought. Seller is not liable or bound in any manner by express or implied warranties, promises, statements, representations, or information pertaining to the Home or other interest to be conveyed, made or furnished by any real estate broker or salesman, or any agent, employee, servant or other such person representing or purporting to represent or act on behalf of Seller, unless such warranties, guaranties, promises, statements, or representations, or information are expressly set forth herein or in the Offering Brochure as to which Purchaser has acknowledged receipt on or before the execution of this

[redacted]

Agreement. Furthermore, Seller's representations concerning the Home are expressly limited and qualified by the disclosures and disclaimers included in the Offering Brochure.

19. Governing Law: This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Tennessee.

20. Disclosures: Purchaser acknowledges the following:

(a) Oral representations cannot be relied upon as correctly stating the representations of Seller. For correct representations, references should be made to this Agreement and the Offering Brochure.

(b) The Project is located in an urban area and adjacent to thoroughfares, and active rail lines, and may be affected by traffic, noise, and other area developments that may increase or decrease the value of the Home.

(c) The views from the Home may change over time due to among other things additional development and the removal or addition of landscaping and utilities.

(d) No representations are made regarding the zoning of the Project for Purchaser's intended use or as to the zoning of adjacent property, which may change over time. Purchaser should rely on independent legal advice regarding any zoning matters. Additionally, no representations are made regarding the schools that currently or may in the future serve the Project neighborhood.

(e) No representations are made that the Home is or will be soundproof or that sound may not be transmitted from one Home to another.

(f) The Plans and the dimensions and square footage calculations shown thereon are only approximations and do not reflect actual as-built conditions and the Plans provided to Purchaser. Purchaser acknowledges and understands that Seller reserves the right to revise the Plans as Seller deems appropriate in Seller's sole discretion, provided such revisions do not materially adversely affect the value of the Home.

(g) Seller may be constructing portions of the property and engage in other construction activities related to the construction of common elements and the development of additional property. Such construction activities may from time to time produce certain conditions at the property, including, without limitation: (i) noise or sound that is objectionable because of its volume, duration, frequency or shrillness; (ii) smoke; (iii) odors; (iv) dust, dirt, or flying ash; Notwithstanding the foregoing, Purchaser agrees that such conditions at the Project resulting from construction activities shall not be deemed a nuisance or discomfort to Purchaser and shall not cause Seller and its agents to be deemed in violation of any provision of this Agreement or the Declaration.

(h) Notwithstanding the foregoing, Purchaser agrees that such conditions at the Project resulting from construction activities shall not be deemed a nuisance or discomfort to Purchaser and shall not cause Seller and its agents to be deemed in violation of any provision of this Agreement in the Declaration.

(i) Seller has reserved the right in the Declaration, as Developer, to add Homes to the development in subsequent phases and add adjacent projects on neighboring land, such Homes will have rights to all project amenities.

(j) Mold and/or mildew can grow in any portion of the Home that is exposed to elevated levels of moisture. The Association and each Home owner should; (i) regularly inspect the parts of the Home that they respectively maintain, and which are visible and accessible without having to first conduct invasive testing, for the existence of mold, mildew, and/or water intrusion and/or damage, (ii) upon discovery, immediately repair in good and workman like condition the source of any water intrusion in the parts of the Project that they respectively maintain, (iii) remediate or replace any building material located in the parts of the Home that they respectively maintain that has absorbed water or moisture as a result of water intrusion; and
(iv) promptly and regularly remediate all mold and/or mildew discovered in the parts of the Home that they respectively maintain in accordance with current industry-accepted methods. In addition, the Association should notify the Homeowners, and each Homeowner should notify the Association of the discovery of mold, mildew, and/or water intrusion and/or damage in the parts of the Home that they respectively maintain. Seller assumes no responsibility for the recommended conduct of the Association and the Purchaser as noted above.

(k) Exposed concrete surfaces in portions of the Home are subject to cracking and settlement. Such cracking and settling is excluded from the Builder Warranty.

(l) The Declaration will provide that garages shall be used for resident parking and not exclusively for storage or living space, so that street parking is available for guests.

(m) Concrete and hardwood surfaces within a Project in the Home may transmit noise, and such noise shall not constitute a use of a Home that interferes with or causes disruption to the use and quiet enjoyment of another Home by its respective owner and/or occupant.

(n) Notwithstanding anything to the contrary stated herein or represented by Broker or Seller, leasing of a Home shall be permitted only in accordance with the Declaration.

(o) A service provider, which may or may not be an affiliate or Seller, may enter into an exclusive marketing contract with the Association to provide satellite television, high-speed internet services and other services to the project.

(p) The improvements to the Project shall be constructed pursuant to plans and specifications prepared by licensed professionals and permits issued by the Metropolitan Government of Nashville and Davidson County, Tennessee. During the course of the construction of any building, including the building, variations from the original plans and specifications, some of which add scope, some of which reduce scope, and some of which alter scope, are inevitable and can, do, or did occur as a matter of intention and/or as a matter of necessity. While the improvements shall be constructed according to standard building practices and building codes existing at the time of the submission of the plans and specifications for the building for permit, some code requirements may change during the interim period, which were not incorporated in the design of the building.

(q) Since in every neighborhood, there are conditions which different people may find

[redacted]

objectionable, Purchaser acknowledges that there may be objectionable conditions outside of the Project; Purchaser has become acquainted with neighborhood conditions.

(r) Prior to Closing, Purchaser is prohibited from listing or advertising the Home for sale or lease in any real estate listing service and/or publication, on any online electronic medium, in any newspaper, and on radio, television or any other medium for advertising.

(s) Purchaser/Purchaser acknowledges and agrees that the Seller has responsibility for the quality and completion of the buildings, any renovations thereto, any new construction, and any other improvements to the real property (together, the "Buildings and Construction"), and any residential units in the Buildings (a "Unit") including any Unit being purchased pursuant to this Agreement. Purchaser/Purchaser acknowledges and agrees that Metropolitan Brokers ("Metropolitan"), related entities or Broker of Record for the property has no responsibility for the quality and completion of the Building and Construction, or any Unit. Purchaser/Purchaser acknowledges and agrees that Metropolitan is the listing "sales" Broker for this project and is not a partner or joint venture with the Seller or project builder. Purchaser/Purchaser herby waives and releases any and all claims it may have against Metropolitan, and release Metropolitan from any liability with respect to the quality or completion of the Buildings and Construction, and any unit, including but not limited to faulty construction, failure to complete construction in a commercially reasonable time or manner, defects and hazards in the Building and Construction, and any Unit, or on the real property, poor workmanship, inferior systems and fixtures, any failure of Seller or the project contractor and subcontractors to satisfy any of their obligations to Purchaser/Purchaser, or any other act or omission of Seller or the project contractor and subcontractors, but excepting from such waiver and releases any intentional misrepresentation by "Metropolitan" regarding such circumstance, or failure to disclose such circumstances of which it has actual knowledge. All Metropolitan affiliates, including but not limited to managing brokers, affiliate brokers, agents, employees, officers and representatives are included within the meaning of any reference to Metropolitan in this provision.

21. Construction:

(a) Builder. Seller has engaged Richland Builders, LLC ("Builder") as the contractor for the construction of the Home. Seller shall be responsible for directing all work by Builder and shall retain all responsibility for the terms of this Agreement, except as explicitly stated in this Agreement. Seller shall have the right to replace the Builder at Seller's discretion with no impact on the terms of this Agreement.

(b) Start of Construction. Seller will begin construction of the Home as soon as Seller determines such commencement is practical based on Seller's construction demands and schedules. Construction began on May1st, 2021, subject to unforeseen delays. Purchaser shall be notified in writing of any delay in excess of 30 days from the anticipated commencement date.

(c) Pre-Settlement Review. Prior to Closing, Seller will notify Purchaser that the Home is ready for the Pre-Settlement Review and inspection. Purchaser will perform the Pre-Settlement Review during Seller's normal business hours within three business days after Seller's notification. Prior to Closing, Seller will complete the agreed upon items in the Pre-Settlement Review report, to the reasonable satisfaction of both parties. Seller may extend the date of Closing if Seller and

inspector determines that additional time is necessary in order to complete the items on the Pre-Settlement Review report. Upon taking possession of the Property, Purchaser acknowledges acceptance of the quality of workmanship and materials. The taking of possession by Purchaser shall constitute a waiver and complete release of all claims by Purchaser with respect to the Property and this Agreement, whether based in contract, negligence, warranty, consumer protection statute, misrepresentation or other possible legal theories, excepting only those claims covered by the Warranty. Seller's liability to complete any items in Home shall be limited to punch list items generated and agreed to prior to Closing of the Home and terms of the signed Builder Warranty between Seller and Purchaser.

(d) Until Closing, the Home remains the property of Seller. Prior to closing, Purchaser shall not make any changes, additions or alterations to the Home or to the Property. If Purchaser violates this provision, Purchaser shall be in default of this Agreement and shall be liable for any and all damage that such changes, additions or alterations cause, including building code violations, damage to the Property and time delays incurred by Seller in removing or correcting the alterations. Seller shall also have the right to exercise its rights in this Agreement or to remove and/or correct any changes, additions or alterations made by Purchaser or Purchaser's agents and to destroy or dispose thereof without compensation or reimbursement to Purchaser and without any liability to Purchaser, and shall have the right to charge Purchaser for all costs necessary to make such changes. The provisions in this paragraph shall survive the termination of this Agreement and the Closing.

(e) Construction Site / Access. Purchaser acknowledges that a construction site is dangerous and that the site conditions are constantly changing. Even if accompanied by a Seller representative, conditions at a job site may be dangerous, and Seller is not responsible for informing Purchaser of any specific conditions at the Property that may be dangerous. If Purchaser enters upon the Property with or without Seller's permission, accompanied or unaccompanied by a representative of Seller, (i) Purchaser will be responsible for determining the appropriate precautions to protect Purchaser and Purchaser's agents, representatives and invitees (collectively, the "Purchaser's Group") from and against such dangers, and (ii) Purchaser assumes all risk related to the Property and/or injuries or death to Purchaser and Purchaser's group. Purchaser further agrees not to instruct or otherwise interfere with or permit any of Purchaser's Group to instruct or interfere, in Seller's determination, with any persons that perform work at the Property.

22. Purchaser's Representation Regarding Use and Occupancy of Home: Purchaser hereby represents and warrants to Seller that Purchaser is purchasing the Home for the following purpose (check the appropriate box for your lender):

❑ Residential occupancy by Purchaser, Purchaser's family member or Purchaser's employee;

☑ Lease to third party; or

❑ Second Home or Non-Primary Residence

❑ Other:______________________________

23. Seller's Use of the Project. As long as Seller owns or leases a Home in the Project,

Seller and its agents shall have the right to keep an office and a model Home in the Project. Seller, or its successors or assigns, may erect advertising signs and do whatever else is necessary and helpful for sales, but seller's us of the Project property must be reasonable and cannot materially interfere with Purchaser's use and enjoyment of Purchaser's Home.

24. Property Disclosure Statement: Since the Unit constitutes new construction and Seller has not resided in the Unit for (3) years prior to Closing, Seller is not required to provide Purchaser with a residential property disclosure statement in accordance with Section 66-5-201, et seq., Tenn. Code Ann.

25. Impact Fees or Adequate Facilities Taxes Disclosure. Pursuant to T.C.A. 66-5-211, in transfers involving the first sale of a dwelling, the owner of residential property shall furnish to the purchaser a statement disclosing the amount of any impact fees or adequate facilities taxes paid to any city or county on any parcel of land subject to transfer by sale, exchange, installment land sales contract, or lease with an option to buy.

For the purpose of this section, unless the context otherwise requires:

(a) "Adequate facilities tax" means any privilege tax that is a development tax, by whatever name, imposed by a county or city, pursuant to any act of general or local application, on engaging in the act of development.

(b) "Development" means the construction, building, reconstruction, erection, extension, betterment, or improvement of land providing a building or structure of the addition to any building or structure or any part hereof, which provides, adds to, or increases the floor area of a residential or non-residential use; and

(c) "Impact Fee" means a monetary charge imposed by a county or municipal government pursuant to any act of general or local application, to regulate new development on real property. The amount of impact fees are related to the costs resulting from the new development and the revenues for this fee are earmarked for investment in the area of the new development.

Seller has paid $25,445 in adequate facilities tax and/or impact fees on the Real Property. No fees are due.

[redacted]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement on the dates indicated, the latest of which shall be deemed to be the Effective Date hereof.

Purchaser

[redacted] EDT UTUG-Q9DV-Y2NQ-OS2A

Print: Arrived Holdings, Inc. and/or Assigns

Date: 09/13/2022

Print: ____________________

Date: ____________________

[redacted]

By [redacted]

Its: Managing Member

Date: 09/13/22

Effective Date of this contract is 09/13/2022 entered b[redacted]

[redacted] pecial Stips -

) Seller to provide a $6,000 credit to the buyer at closing

) Buyers reserves the right to preform a traditional home inspection as well a a lue tape punch list inspection.

Instructions on Contracting a Aspire at Sylvan Summit STR unit

First: Insert completed Aspire at Sylvan Summit Cover Sheet

Page 1 – Top: write the site map unit number in the upper right-hand corner that corresponds to the unit you are purchasing.
Page 1 – Top Section: write the Purchaser(s) names on the top line under "Aspire at Sylvan Summit"
Page 1 – Top Section: write the street address and corresponding site map number at the end of the paragraph (chart above)
Page 1 – Section1: write the site map number and street address of the unit. The address corresponds with the unit number (chart above)
Page 1 – Section 2a: in the "Home Constructed Base Price" section, write the price of the unit that corresponds with the price list below in the body of this email.
Page 1 – Section 2b: we will offer a couple of upgrades at a later date.
Page 1 – Section 2b: the total purchase price on the effective date is the same as the base price of the home in Section 2a.
Page 2 – Top of page: calculate 5% of your offer price and insert that amount here.
Page 2 – Section 3: choose and mark if you would like to have a financing contingency.
Page 6 – Section 11c: have your Purchaser initial this section where indicated.
Page 7 – Section 13: for commission, write the name of your company, then your name
Page 8 – Section 15: write the mailing address of the Purchaser for written notifications if the Seller ever needed to send notification.
Page 12 – Section 22: indicate which type of purchase this is for your Purchaser.
Page 14 – Purchaser sign under "Purchaser" and then type buyer's name under the signature and date under the typed name. If there is a 2nd Purchaser, repeat the process below.

Next: Initial the attached floor plan and include in the contract package as Exhibit A.

Next: Initial the attached site plan next to the unit you are purchasing and include in the contract package.

Last: Initial the first page of the warranty and include in the contract package as Exhibit B.

Be Sure: your client has initialed the bottom of every page of the contract.



B1
A4
A1
A2
B3
G4
A3
B2
9
Units 8&9 Drain to Urban Bio 1
B4
8
C1
C2
Urban Bioretention 1
7
6
5
4
3
2
1
Units 6&7 Drain to Urban Bio 1
Units 4&5 Drain to Urban Bio 2
Units 2&3 Drain to Urban Bio 3
Unit 1 Drains to Urban Bio 4
Urban Bioretention 2
Urban Bioretention 3
Urban Bioretention 4
C3
G3
G2
C4
C5
C6
C7
D1
D2
D3
D4
D5
E1
E2
E3
E4
E5
E6
G1
D
CATCH BASIN 1
CATCH BASIN 2
CATCH BASIN

Wall A

A1	617.00	617.00	0'	12'
A2	617.00	614.00	3'	26'
A3	618.00	614.00	4'	23'
A4	618.50	618.50	0'	

Wall B

B1	621.00	621.00	0'	18'
B2	620.50	617.00	3.5'	74'
B3	624.00	617.00	7'	35'
B4	620.00	617.00	4'	

Wall C

C1	619.00	617.00	2'	7'
C2	619.00	617.00	2'	51'
C3	616.00	612.00	4'	6'
C4	616.00	611.00	5'	11'
C5	616.00	611.00	5'	16'
C6	616.00	611.00	5'	4'
C7	616.00	612.00	4'	

Wall D

D1	611.00	610.00	1'	8'
D2	615.00	605.00	8'	12'
D3	615.00	608.00	7'	4'
D4	615.00	608.00	7'	9'
D5	610.00	607.00	3'	

Wall E

	Top of Wall	Bottom of Wall	Height	Length
E1	610.00	607.00	3'	1'
E2	610.00	607.00	3'	8'
E3	615.00	607.00	8'	12'
E4	615.00	606.00	9'	4'
E5	615.00	606.00	9'	9'
E6	611.00	606.00	5'	

Wall G

G1	609.00	605.00	4'	8'
G2	613.00	604.00	9'	10'
G3	613.00	604.00	9'	90'
G4	616.00	616.00	1'	

N W E S

10 0 10 20

Scale 1" = 10'

Development Summary

Property Information
Map 092-09 Parcel 364, 365, 366
3220 Charlotte Ave.
Nashville, TN 37209
Zoned: CS
Council District 24 - Kathleen Murphy

Floodnote
This Property does Not Lie Within a Flood Hazard Area as Depicted on the Current Flood Insurance Rate Maps (FIRM) Number 47037C0230H Dated 4/5/2017.

Benchmark
Rail Road Spike 5' East of Sewer Manhole, 4' West of Gas Valve
Elevation = 600.65
NAVD-88

Developer
St. Joseph Properties, LLC
947 Turnberry Cv
Collierville, TN 38017

Civil Engineer
Dale & Associates (Adam Seger, PE)
516 Heather Place
Nashville, Tennessee 37204
615.297.5166

Surveyor
Gresham Smith and Partners
1400 Nashville City Center
511 Union St
Nashville, TN 37219
615.770.8100



Slope 1.0% to low side
No. 4 rebar @ 24" o.c.
8x8x16 CMU, filled core
Dur-O-Wall reinforcing, every other course
1" air space
Brick or decorative side of CMU
Neighboring Property Finish Grade
Porous Fill
Finish Grade
4" perf. corrugated drainage pipe wrapped in filter fabric at high side of wall, typ. to daylight
No. 4 rebar @ 12" o.c., cont.
No. 4 rebars 30" o.c.
3000 psi concrete footing
compacted crusher run aggregate
compacted subgrade
2'-0"

BLOCK WALL DETAIL

N.T.S.

In accordance with the Metro Stormwater Manual, Volume 1, Section 3.9, As-Built Certifications, MWS Stormwater Division must approve the following as-builts prior to issuance of the use & occupancy permit:

- Underground detention and water quality infrastructure
- Above ground detention and water quality infrastructure
- Public storm sewer infrastructure
- Cut & fill in the floodplain
- Sink hole alterations
- Bioretention Areas
- Urban Bioretention Areas

The engineer shall contact stormwater development review staff for submittal requirements.

Storm Water Approval

Water / Sewer Approval

PERMITS:
Tracking #
SWGR #
YY-SL-####
YY-WL-####

Drawing Date:
April 23, 2019

Revisions

Site Plan

3220 Charlotte

Map 092-09 Parcel 364, 365, 366
Nashville, Davidson County, Tennessee

Wall Plan

Dale & Associates
Civil Engineering
Land Planning & Zoning
Surveying

D&A Project #1902
3220 Charlotte Ave.

C2.1

WINDOW SCHEDULE			
SYMBOL	FRAME SIZE (W x H)	DESCRIPTION	QUANTITY
1	8'-0" x 1'-6"	FIXED, LOW E, UV COATING	1
2	3'-0" x 4'-0"	FIXED, LOW E, UV COATING	31
3	3'-0" x 4'-0"	CASEMENT, LOW E, UV COATING	37
4	3'-0" x 6'-0"	FIXED, LOW E, UV COATING	8
5	3'-0" x 5'-0"	FIXED, LOW E, UV COATING	65
6	4'-0" x 1'-6"	FIXED, LOW E, UV COATING	2
7	3'-0" x 1'-6"	FIXED, LOW E, UV COATING	7
8	2'-6" x 4'-0"	FIXED, LOW E, UV COATING	2
9	3'-6" x 6'-0"	FIXED, LOW E, UV COATING, CORNER WINDOW UNIT, MEASURE IN FIELD	1
10	3'-6" x 4'-0"	FIXED, LOW E, UV COATING, CORNER WINDOW UNIT, MEASURE IN FIELD	2

NOTE: SIZES LISTED ARE APPROXIMATE. ACTUAL DIMENSIONS SHOULD BE OBTAINED FROM THE MANUFACTURER PRIOR TO ROUGH-IN. EGRESS CASEMENTS MAY REQUIRE EXTENDED ARM. SILL FLASHING TO BE PROVIDED FOR ALL WINDOWS. DUPONT FLEX WRAP OR EQUIVALENT INSTALLED TO MANUFACTURER'S SPECIFICATIONS.

NOTE:
1. ANY WINDOW OR SKYLIGHT WITHIN 24 INCHES HORIZONTALLY OF A DOOR MUST BE TEMPERED.
2. ANY WINDOW OR SASH THAT IS 9 SQUARE FEET OR MORE AND IS 18 INCHES OR LESS FROM A FLOOR MUST BE TEMPERED.
3. ANY WINDOW WITHIN A TUB OR SHOWER AREA THAT IS LESS THAN 60 INCHES FROM THE FLOOR OF THE TUB MUST BE TEMPERED.
4. ANY WINDOW ON A STAIRCASE LANDING OR WITHIN 60 INCHES OF A STAIRCASE TREAD MUST BE TEMPERED.

DOOR SCHEDULE				
SYMBOL	FRAME SIZE (W x H)	ROUGH OPENING (W x H)	DESCRIPTION	QUANTITY
A	16'-0" x 7'-0"	16'-0" x 7'-0"	OVERHEAD GARAGE DOOR	8
B	6'-0" x 6'-8"	6'-2 1/2" x 6'-11"	EXTERIOR GLASS BYPASS SLIDER UNIT	10
C	2'-6" x 6'-6"	2'-2 1/2" x 6'-3"	EXTERIOR GLAZED HINGED SWINGING	3
D	3'-0" x 6'-8"	3'-2 1/2" x 6'-11"	EXTERIOR GLAZED HINGED SWINGING	10
E	3'-8" x 6'-8"	3'-10 1/2" x 6'-11"	EXTERIOR GLAZED HINGED SWINGING	1
F	2'-6" x 6'-8"	2'-8 1/2" x 6'-11"	INSULATED HINGED SWINGING 20 MIN RATING	8
G	3'-0" x 6'-8"	3'-2 1/2" x 6'-11"	INSULATED HINGED SWINGING 20 MIN RATING	8
H	3'-0" x 6'-8"	3'-2 1/2" x 6'-11"	INTERIOR HINGED SWINGING	14
J	2'-4" x 6'-8"	2'-6 1/2" x 6'-11"	INTERIOR HINGED SWINGING	62
K	2'-6" x 6'-8"	2'-8 1/2" x 6'-11"	INTERIOR HINGED SWINGING	37
L	2'-8" x 6'-8"	2'-10 1/2" x 6'-11"	INTERIOR HINGED SWINGING	4
M	2'-0" x 6'-8"	2'-2 1/2" x 6'-11"	INTERIOR HINGED SWINGING	15
N	4'-0" x 6'-8"	4'-2 1/2" x 6'-11"	INTERIOR HINGED SWINGING PAIR	16
P	5'-0" x 6'-8"	5'-2 1/2" x 6'-11"	INTERIOR HINGED SWINGING PAIR	2
Q	6'-0" x 6'-8"	6'-2 1/2" x 6'-11"	INTERIOR HINGED SWINGING PAIR	5
R	2'-4" x 6'-8"	2'-6 1/2" x 6'-11"	INTERIOR POCKET	2

NOTE: SIZES LISTED ARE APPROXIMATE. ACTUAL DIMENSIONS SHOULD BE OBTAINED FROM THE MANUFACTURER PRIOR TO ROUGH-IN.

UNIT AREA 1ST FLOOR TOTALS (SQFT)									
UNIT #	1	2	3	4	5	6	7	8	9
HEATED	331	332	332	332	676	639	670	332	334
UNHEATED GARAGE	428	430	430	430	0	0	0	428	430
1ST FLOOR TOTAL (UNCLOSED)	759	762	762	762	676	639	670	760	764



HVAC
HALL (WOOD)
CL.
CL.
BATH (TILE)
BEDROOM (WOOD)
HVAC
HALL (WOOD)
CL.
CL.
BATH (TILE)
BEDROOM (WOOD)
MATCH LINE
KITCHEN (WOOD)
POWDER (TILE)
KITCHEN (WOOD)
ENTRY (WOOD)
BEDROOM (WOOD)
HALL (WOOD)
CLOS.
MECH. (TILE)
BATH (TILE)
CLOS. (WOOD)
DINING (WOOD)
DINING (WOOD)
LAUNDRY (WOOD)
LIN.
CLOS.
POWDER (TILE)
BEDROOM (WOOD)
LIVING (WOOD)
LIVING (WOOD)
MATCH LINE

UNITS 5-9 FIRST FLOOR PLAN

SCALE: 1/4" = 1'-0"

PROVIDE CODE COMPLIANT HANDRAIL AT STAIRS AS REQUIRED BY CODE.

PROPER DRAINAGE REQUIRED FOR ALL RETAINING AND FOUNDATION WALLS.

PIERS, FOOTINGS AND BEAMS TO BE DESIGNED BY A LICENSED STRUCTURAL ENGINEER.

VERIFY ALL DIMENSIONS AND GRADE IN FIELD PRIOR TO CONSTRUCTION.

PROVIDE RADON MITIGATION SYSTEM UNDER SLAB.

ELEVATIONS SHALL BE SHOT AND VERIFIED IN FIELD PRIOR TO CONSTRUCTION. CONSULT A LICENSED ENGINEER FOR FINAL FOOTING AND FOUNDATION WALL DESIGN.

GRADE LINE SHOWN IS AS INDICATED ON SITE PLAN. COORDINATE FINISH FLOOR ELEVATION AND FLOOR FRAMING W/ FINAL GRADE PRIOR TO CONSTRUCTION.

MOISTURE INTRUSION SPECIALIST TO BE CONSULTED ON ALL DETAILS PRIOR TO CONSTRUCTION.

PROVIDE POWER HOOKUPS FOR ALL APPLIANCES INCLUDING BUT NOT LIMITED TO DISHWASHER, DISPOSER, REFRIGERATOR, STOVE, OVEN, RANGE HOOD, HOT WATER HEATER, FURNACE, ETC. SEE MANUFACTURER'S INSTALLATION INSTRUCTIONS FOR POWER REQUIREMENTS.

WATER HEATER AND FURNACE TO BE LOCATED BY MECHANICAL CONTRACTOR AND PLUMBER IN FIELD.

NOTE:
EXTERIOR WALL FRAMING - 2X6 @ 16" O.C. UNLESS OTHERWISE NOTED.
INTERIOR WALL FRAMING - 2X4 @ 16" O.C. UNLESS OTHERWISE NOTED AND 2X6 @ 16" O.C. FOR PLUMBING WALLS.
ALL PLYWOOD TO BE NON-COMBUSTIBLE WITHIN 48" OF FIRE WALLS AND ROOF DECK.



KEY PLAN

RYAN THEWES
165 LELAWOOD CIR. NASHVILLE, TN 37209 615.517.4186 ryan@ryanthewes.com

3220 CHARLOTTE AVE.
NASHVILLE, TENNESSEE

DATE: FEBRUARY 26, 2021

SHEET NUMBER
A09 of 27

WINDOW SCHEDULE			
SYMBOL	FRAME SIZE (W x H)	DESCRIPTION	QUANTITY
1	2'-0" x 7'-0"	FIXED, LOW E, UV COATING	1
2	2'-0" x 4'-0"	FIXED, LOW E, UV COATING	21
3	2'-0" x 4'-0"	CASEMENT, LOW E, UV COATING	27
4	2'-0" x 6'-0"	FIXED, LOW E, UV COATING	8
5	1'-0" x 4'-0"	FIXED, LOW E, UV COATING	65
6	4'-0" x 7'-6"	FIXED, LOW E, UV COATING	2
7	3'-0" x 7'-6"	FIXED, LOW E, UV COATING	7
8	2'-6" x 4'-0"	FIXED, LOW E, UV COATING	2
9	2'-6" x 4'-0"	FIXED, LOW E, UV COATING, CORNER WINDOW UNIT. MEASURE IN FIELD	1
10	2'-6" x 4'-0"	FIXED, LOW E, UV COATING, CORNER WINDOW UNIT. MEASURE IN FIELD	2

NOTE: SIZES LISTED ARE APPROXIMATE. ACTUAL DIMENSIONS SHOULD BE OBTAINED FROM THE MANUFACTURER PRIOR TO ROUGH-IN. EGRESS CASEMENTS MAY REQUIRE EXTENDER ARM. SILL FLASHING TO BE PROVIDED FOR ALL WINDOWS. DUPONT FLEX WRAP OR EQUIVALENT INSTALLED TO MANUFACTURER'S SPECIFICATIONS.

NOTE:
1. ANY WINDOW OR SKYLIGHT WITHIN 24 INCHES HORIZONTALLY OF A DOOR MUST BE TEMPERED.
2. ANY WINDOW OR SASH THAT IS 9 SQUARE FEET OR MORE AND IS 18 INCHES OR LESS FROM A FLOOR MUST BE TEMPERED.
3. ANY WINDOW WITHIN A TUB OR SHOWER AREA THAT IS LESS THAN 60 INCHES FROM THE FLOOR OF THE TUB MUST BE TEMPERED.
4. ANY WINDOW ON A STAIRCASE LANDING OR WITHIN 60 INCHES OF STAIRCASE TREAD MUST BE TEMPERED.

DOOR SCHEDULE				
SYMBOL	FRAME SIZE (W x H)	ROUGH OPENING (W x H)	DESCRIPTION	QUANTITY
A	16'-0" x 7'-0"	16'-0" x 7'-0"	OVERHEAD GARAGE DOOR	6
B	6'-0" x 6'-8"	6'-2 1/2" x 6'-9"	EXTERIOR GLASS BIPASS SLIDER UNIT	10
C	3'-0" x 8'-0"	3'-2 1/2" x 8'-5"	EXTERIOR GLAZED HINGED SWINGING	2
D	5'-0" x 6'-8"	5'-2 1/2" x 6'-9"	EXTERIOR GLAZED HINGED SWINGING	10
E	2'-8" x 6'-8"	2'-10 1/2" x 6'-9"	EXTERIOR GLAZED HINGED SWINGING	1
F	2'-6" x 6'-8"	2'-8 1/2" x 6'-9"	INSULATED HINGED SWINGING 20 MIN RATING	6
G	5'-0" x 6'-8"	5'-2 1/2" x 6'-9"	INSULATED HINGED SWINGING 20 MIN RATING	6
H	2'-0" x 6'-8"	2'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING	14
J	2'-4" x 6'-8"	2'-6 1/2" x 6'-9"	INTERIOR HINGED SWINGING	62
K	2'-6" x 6'-8"	2'-8 1/2" x 6'-9"	INTERIOR HINGED SWINGING	37
L	2'-8" x 6'-8"	2'-10 1/2" x 6'-9"	INTERIOR HINGED SWINGING	4
M	3'-0" x 6'-8"	3'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING	12
N	4'-0" x 6'-8"	4'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING PAIR	18
P	5'-0" x 6'-8"	5'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING PAIR	2
Q	6'-0" x 6'-8"	6'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING PAIR	5
R	2'-4" x 6'-8"	2'-6 1/2" x 6'-9"	INTERIOR POCKET	2

NOTE: SIZES LISTED ARE APPROXIMATE. ACTUAL DIMENSIONS SHOULD BE OBTAINED FROM THE MANUFACTURER PRIOR TO ROUGH-IN.

UNIT AREA 2ND FLOOR (SQFT)									
UNIT #	1	2	3	4	5	6	7	8	9
HEATED	767	770	770	770	620	576	604	768	771



UNITS 5-9 SECOND FLOOR PLAN

SCALE: 1/4" = 1'-0"

PROVIDE CODE COMPLIANT HANDRAIL AT STAIRS AS REQUIRED BY CODE.

PROPER DRAINAGE REQUIRED FOR ALL RETAINING AND FOUNDATION WALLS.

PIERS, FOOTINGS AND BEAMS TO BE DESIGNED BY A LICENSED STRUCTURAL ENGINEER.

VERIFY ALL DIMENSIONS AND GRADE IN FIELD PRIOR TO CONSTRUCTION.

PROVIDE RADON MITIGATION SYSTEM UNDER SLAB.

ELEVATIONS SHALL BE SHOT AND VERIFIED IN FIELD PRIOR TO CONSTRUCTION. CONSULT A LICENSED ENGINEER FOR FINAL FOOTING AND FOUNDATION WALL DESIGN.

GRADE LINE SHOWN IS AS INDICATED ON SITE PLAN. COORDINATE FINISH FLOOR ELEVATION AND FLOOR FRAMING W/ FINAL GRADE PRIOR TO CONSTRUCTION.

MOISTURE INTRUSION SPECIALIST TO BE CONSULTED ON ALL DETAILS PRIOR TO CONSTRUCTION.

PROVIDE POWER HOOKUPS FOR ALL APPLIANCES INCLUDING BUT NOT LIMITED TO DISHWASHER, DISPOSER, REFRIGERATOR, STOVE, OVEN, RANGE HOOD, HOT WATER HEATER, FURNACE, ETC. SEE MANUFACTURER'S INSTALLATION INSTRUCTIONS FOR POWER REQUIREMENTS.

WATER HEATER AND FURNACE TO BE LOCATED BY MECHANICAL CONTRACTOR AND PLUMBER IN FIELD.

NOTE:
EXTERIOR WALL FRAMING - 2X6 @ 16" O.C. UNLESS OTHERWISE NOTED.
INTERIOR WALL FRAMING - 2X4 @ 16" O.C. UNLESS OTHERWISE NOTED AND 2X6 @ 16" O.C. FOR PLUMBING WALLS.
ALL PLYWOOD TO BE NON-COMBUSTIBLE WITHIN 48" OF FIRE WALLS AND ROOF DECK.



KEY PLAN

RYAN THEWES
165 LELAWOOD CIR. NASHVILLE, TN 37209 615.517.4106 RYAN@RYANTHEWES.COM

3220 CHARLOTTE AVE.
NASHVILLE, TENNESSEE

DATE:
FEBRUARY 26, 2021

SHEET NUMBER
A10 OF 27

WINDOW SCHEDULE			
SYMBOL	FRAME SIZE (W x H)	DESCRIPTION	QUANTITY
1	6'-0" x 7'-6"	FIXED, LOW E, UV COATING	1
2	2'-0" x 4'-0"	FIXED, LOW E, UV COATING	21
3	2'-0" x 4'-0"	CASEMENT, LOW E, UV COATING	27
4	2'-0" x 1'-0"	FIXED, LOW E, UV COATING	8
5	1'-0" x 4'-0"	FIXED, LOW E, UV COATING	65
6	4'-0" x 7'-6"	FIXED, LOW E, UV COATING	2
7	2'-0" x 7'-6"	FIXED, LOW E, UV COATING	7
8	2'-6" x 4'-0"	FIXED, LOW E, UV COATING	2
9	1'-6" x 4'-0"	FIXED, LOW E, UV COATING, CORNER WINDOW UNIT, MEASURE IN FIELD	1
10	1'-6" x 4'-0"	FIXED, LOW E, UV COATING, CORNER WINDOW UNIT, MEASURE IN FIELD	2

NOTE: SIZES LISTED ARE APPROXIMATE. ACTUAL DIMENSIONS SHOULD BE OBTAINED FROM THE MANUFACTURER PRIOR TO ROUGH-IN. EGRESS CASEMENTS MAY REQUIRE EXTENDED ARM. SILL FLASHING TO BE PROVIDED FOR ALL WINDOWS. DUPONT FLEX WRAP OR EQUIVALENT INSTALLED TO MANUFACTURER'S SPECIFICATIONS.

NOTE:
1. ANY WINDOW OR SKYLIGHT WITHIN 24 INCHES HORIZONTALLY OF A DOOR MUST BE TEMPERED.
2. ANY WINDOW OR SASH THAT IS 9 SQUARE FEET OR MORE AND IS 18 INCHES OR LESS FROM A FLOOR MUST BE TEMPERED.
3. ANY WINDOW WITHIN A TUB OR SHOWER AREA THAT IS LESS THAN 60 INCHES FROM THE FLOOR OF THE TUB MUST BE TEMPERED.
4. ANY WINDOW ON A STAIRCASE LANDING OR WITHIN 60 INCHES OF A STAIRCASE TREAD MUST BE TEMPERED.

DOOR SCHEDULE				
SYMBOL	FRAME SIZE (W x H)	ROUGH OPENING (W x H)	DESCRIPTION	QUANTITY
A	16'-0" x 7'-0"	16'-0" x 7'-0"	OVERHEAD GARAGE DOOR	6
B	8'-0" x 6'-8"	8'-2 1/2" x 6'-9"	EXTERIOR GLASS BYPASS SLIDER UNIT	10
C	3'-0" x 8'-0"	3'-2 1/2" x 8'-1"	EXTERIOR GLAZED HINGED SWINGING	2
D	5'-0" x 6'-8"	5'-2 1/2" x 6'-9"	EXTERIOR GLAZED HINGED SWINGING	10
E	2'-8" x 6'-8"	2'-10 1/2" x 6'-9"	EXTERIOR GLAZED HINGED SWINGING	1
F	2'-6" x 6'-8"	2'-8 1/2" x 6'-9"	INSULATED HINGED SWINGING 20 MIN RATING	6
G	5'-0" x 6'-8"	5'-2 1/2" x 6'-9"	INSULATED HINGED SWINGING 20 MIN RATING	6
H	2'-0" x 6'-8"	2'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING	14
J	2'-4" x 6'-8"	2'-6 1/2" x 6'-9"	INTERIOR HINGED SWINGING	62
K	2'-6" x 6'-8"	2'-8 1/2" x 6'-9"	INTERIOR HINGED SWINGING	37
L	2'-8" x 6'-8"	2'-10 1/2" x 6'-9"	INTERIOR HINGED SWINGING	4
M	3'-0" x 6'-8"	3'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING	12
N	4'-0" x 6'-8"	4'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING PAIR	18
P	5'-0" x 6'-8"	5'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING PAIR	2
Q	6'-0" x 6'-8"	6'-2 1/2" x 6'-9"	INTERIOR HINGED SWINGING PAIR	5
R	2'-4" x 6'-8"	2'-6 1/2" x 6'-9"	INTERIOR POCKET	2

NOTE: SIZES LISTED ARE APPROXIMATE. ACTUAL DIMENSIONS SHOULD BE OBTAINED FROM THE MANUFACTURER PRIOR TO ROUGH-IN.

UNIT AREA 3RD FLOOR (SQFT)									
UNIT #	1	2	3	4	5	6	7	8	9
HEATED	752	756	756	756	618	531	503	760	761



BEDROOM (WOOD)
CL
MECH. (TILE)
LAUNDRY (WOOD)
HALL (WOOD)
CLOS. (WOOD)
BEDROOM (WOOD)
CL
BATH (TILE)
BATH (TILE)
BEDROOM (WOOD)
BEDROOM (WOOD)
CL
MECH (TILE)
LAUNDRY (WOOD)
BATH (TILE)
HALL (WOOD)
BEDROOM (WOOD)
BEDROOM (WOOD)
CL
BATH (TILE)
BATH (TILE)
BEDROOM (WOOD)
MATCH LINE
BEDROOM (WOOD)
DECK (WOOD)
CL
BATH (TILE)
LAUNDRY (WOOD)
BATH (TILE)
CL
BEDROOM (WOOD)
BEDROOM (WOOD)
CL.
BATH (TILE)
BATH (TILE)
BEDROOM (WOOD)
CL
BEDROOM (WOOD)
CL.
BATH (TILE)
MECH (TILE)
BATH (TILE)
CLOS.
CLOS.
BEDROOM (WOOD)
BEDROOM (WOOD)
MATCH LINE

UNITS 5-9 THIRD FLOOR PLAN

PROVIDE CODE COMPLIANT HANDRAIL AT STAIRS AS REQUIRED BY CODE.

PROPER DRAINAGE REQUIRED FOR ALL RETAINING AND FOUNDATION WALLS.

PIERS, FOOTINGS AND BEAMS TO BE DESIGNED BY A LICENSED STRUCTURAL ENGINEER.

VERIFY ALL DIMENSIONS AND GRADE IN FIELD PRIOR TO CONSTRUCTION.

PROVIDE RADON MITIGATION SYSTEM UNDER SLAB.

ELEVATIONS SHALL BE SHOT AND VERIFIED IN FIELD PRIOR TO CONSTRUCTION.
CONSULT A LICENSED ENGINEER FOR FINAL FOOTING AND FOUNDATION WALL DESIGN.

GRADE LINE SHOWN IS AS INDICATED ON SITE PLAN. COORDINATE FINISH FLOOR ELEVATION AND FLOOR FRAMING W/ FINAL GRADE PRIOR TO CONSTRUCTION.

MOISTURE INTRUSION SPECIALIST TO BE CONSULTED ON ALL DETAILS PRIOR TO CONSTRUCTION.

PROVIDE POWER HOOKUPS FOR ALL APPLIANCES INCLUDING BUT NOT LIMITED TO DISHWASHER, DISPOSER, REFRIGERATOR, STOVE, OVEN, RANGE HOOD, HOT WATER HEATER, FURNACE, ETC. SEE MANUFACTURER'S INSTALLATION INSTRUCTIONS FOR POWER REQUIREMENTS.

WATER HEATER AND FURNACE TO BE LOCATED BY MECHANICAL CONTRACTOR AND PLUMBER IN FIELD.

NOTE:
EXTERIOR WALL FRAMING - 2x6 @ 16" O.C. UNLESS OTHERWISE NOTED.
INTERIOR WALL FRAMING - 2x4 @ 16" O.C. UNLESS OTHERWISE NOTED AND 2x6 @ 16" O.C. FOR PLUMBING WALLS.
ALL PLYWOOD TO BE NON-COMBUSTIBLE WITHIN 4'-0" OF FIRE WALLS AND ROOF DECK.



KEY PLAN

RYAN THEWES
165 LELAWOOD CIR. NASHVILLE, TN 37209 615.517.4106 RYAN@RYANTHEWES.COM

3220 CHARLOTTE AVE.
NASHVILLE, TENNESSEE

DATE:
FEBRUARY 26, 2021

SHEET NUMBER
A11 OF 27

WINDOW SCHEDULE			
SYMBOL	FRAME SIZE (W x H)	DESCRIPTION	QUANTITY
1	6'-0" x 7'-0"	FIXED, LOW E, UV COATING	1
2	3'-0" x 4'-0"	FIXED, LOW E, UV COATING	21
3	3'-0" x 4'-0"	CASEMENT, LOW E, UV COATING	37
4	3'-0" x 6'-0"	FIXED, LOW E, UV COATING	8
5	3'-6" x 9'-0"	FIXED, LOW E, UV COATING	65
6	4'-0" x 7'-0"	FIXED, LOW E, UV COATING	3
7	5'-0" x 7'-0"	FIXED, LOW E, UV COATING	7
8	2'-6" x 4'-0"	FIXED, LOW E, UV COATING	3
9	4'-6" x 4'-6"	FIXED, LOW E, UV COATING, CORNER WINDOW UNIT. MEASURE IN FIELD	1
10	2'-6" x 4'-0"	FIXED, LOW E, UV COATING, CORNER WINDOW UNIT. MEASURE IN FIELD	3

NOTE: SIZES LISTED ARE APPROXIMATE. ACTUAL DIMENSIONS SHOULD BE OBTAINED FROM THE MANUFACTURER PRIOR TO ROUGH-IN. EGRESS CASEMENTS MAY REQUIRE EXTENDER ARM. SILL FLASHING TO BE PROVIDED FOR ALL WINDOWS. DUPONT FLEX WRAP OR EQUIVALENT INSTALLED TO MANUFACTURER'S SPECIFICATIONS.

NOTE:

1. ANY WINDOW OR SIDELIGHT WITHIN 24 INCHES HORIZONTALLY OF A DOOR MUST BE TEMPERED.
2. ANY WINDOW OR SASH THAT IS 9 SQUARE FEET OR MORE AND IS 18 INCHES OR LESS FROM A FLOOR MUST BE TEMPERED.
3. ANY WINDOW WITHIN A TUB OR SHOWER AREA THAT IS LESS THAN 60 INCHES FROM THE FLOOR OF THE TUB MUST BE TEMPERED.
4. ANY WINDOW ON A STAIRCASE LANDING OR WITHIN 60 INCHES A STAIRCASE TREAD MUST BE TEMPERED.

DOOR SCHEDULE				
SYMBOL	FRAME SIZE (W x H)	ROUGH OPENING (W x H)	DESCRIPTION	QUANTITY
A	16'-0" x 7'-0"	16'-0" x 7'-0"	OVERHEAD GARAGE DOOR	6
B	6'-0" x 8'-0"	6'-2 1/2" x 8'-1 1/2"	EXTERIOR GLAZED BYPASS SLIDER UNIT	13
C	3'-0" x 8'-0"	3'-2 1/2" x 8'-3"	EXTERIOR GLAZED HINGED SWINGING	2
D	5'-0" x 8'-0"	5'-2 1/2" x 8'-1 1/2"	EXTERIOR GLAZED HINGED SWINGING	10
E	2'-8" x 8'-0"	2'-10 1/2" x 8'-1 1/2"	EXTERIOR GLAZED HINGED SWINGING	1
F	2'-8" x 8'-0"	2'-8 1/2" x 8'-1 1/2"	INSULATED HINGED SWINGING 20 MIN RATING	6
G	3'-0" x 8'-0"	3'-2 1/2" x 8'-1 1/2"	INSULATED HINGED SWINGING 20 MIN RATING	6
H	2'-0" x 8'-0"	2'-2 1/2" x 8'-1 1/2"	INTERIOR HINGED SWINGING	14
J	2'-4" x 8'-0"	2'-6 1/2" x 8'-1 1/2"	INTERIOR HINGED SWINGING	42
K	2'-8" x 8'-0"	2'-8 1/2" x 8'-1 1/2"	INTERIOR HINGED SWINGING	27
L	2'-8" x 8'-0"	2'-10 1/2" x 8'-1 1/2"	INTERIOR HINGED SWINGING	4
M	3'-0" x 8'-0"	3'-2 1/2" x 8'-1 1/2"	INTERIOR HINGED SWINGING	13
N	4'-0" x 8'-0"	4'-2 1/2" x 8'-1 1/2"	INTERIOR HINGED SWINGING PAIR	18
P	5'-0" x 8'-0"	5'-2 1/2" x 8'-1 1/2"	INTERIOR HINGED SWINGING PAIR	2
Q	6'-0" x 8'-0"	6'-2 1/2" x 8'-1 1/2"	INTERIOR HINGED SWINGING PAIR	3
R	2'-4" x 8'-0"	2'-6 1/2" x 8'-1 1/2"	INTERIOR POCKET	2

NOTE: SIZES LISTED ARE APPROXIMATE. ACTUAL DIMENSIONS SHOULD BE OBTAINED FROM THE MANUFACTURER PRIOR TO ROUGH-IN.

UNIT AREA 4TH FLOOR (SQFT)									
UNIT #	1	2	3	4	5	6	7	8	9
HEATED	374	374	374	374	293	276	0	347	345
ROOF DECK	332	332	332	332	292	230	419	401	400



DECK (WOOD)
BATH (TILE)
BONUS (WOOD)
DECK (WOOD)
DECK (WOOD)
BATH (TILE)
BONUS (WOOD)
DECK (WOOD)
MATCH LINE
CL. (WOOD)
CL. (WOOD)
BATH (TILE)
BONUS (WOOD)
BONUS (WOOD)
DECK (WOOD)
DECK (WOOD)
DECK (WOOD)
MATCH LINE

UNITS 5-9 FOURTH FLOOR PLAN

SCALE: 1/4" = 1'-0"

PROVIDE CODE COMPLIANT HANDRAIL AT STAIRS AS REQUIRED BY CODE.

PROPER DRAINAGE REQUIRED FOR ALL RETAINING AND FOUNDATION WALLS.

PIERS, FOOTINGS AND BEAMS TO BE DESIGNED BY A LICENSED STRUCTURAL ENGINEER.

VERIFY ALL DIMENSIONS AND GRADE IN FIELD PRIOR TO CONSTRUCTION.

PROVIDE RADON MITIGATION SYSTEM UNDER SLAB.

ELEVATIONS SHALL BE SHOT AND VERIFIED IN FIELD PRIOR TO CONSTRUCTION.
CONSULT A LICENSED ENGINEER FOR FINAL FOOTING AND FOUNDATION WALL DESIGN.

GRADE LINE SHOWN IS AS INDICATED ON SITE PLAN. COORDINATE FINISH FLOOR ELEVATION AND FLOOR FRAMING W/ FINAL GRADE PRIOR TO CONSTRUCTION.

MOISTURE INTRUSION SPECIALIST TO BE CONSULTED ON ALL DETAILS PRIOR TO CONSTRUCTION.

PROVIDE POWER HOOKUPS FOR ALL APPLIANCES INCLUDING BUT NOT LIMITED TO DISHWASHER, DISPOSER, REFRIGERATOR, STOVE, OVEN, RANGE HOOD, HOT WATER HEATER, FURNACE, ETC. SEE MANUFACTURER'S INSTALLATION INSTRUCTIONS FOR POWER REQUIREMENTS.

WATER HEATER AND FURNACE TO BE LOCATED BY MECHANICAL CONTRACTOR AND PLUMBER IN FIELD.

NOTE:
EXTERIOR WALL FRAMING - 2x6 @ 16" O.C. UNLESS OTHERWISE NOTED.
INTERIOR WALL FRAMING - 2x4 @ 16" O.C. UNLESS OTHERWISE NOTED AND 2x6 @16" O.C. FOR PLUMBING WALLS.
ALL PLYWOOD TO BE NON-COMBUSTIBLE WITHIN 4'0" OF FIRE WALLS AND ROOF DECK.



KEY PLAN

RYAN THEWES

165 LELAWOOD CIR. NASHVILLE, TN 37209 615.517.4186 ryan@ryanthewes.com

2220 CHARLOTTE AVE.
NASHVILLE, TENNESSEE

DATE: FEBRUARY 26, 2021

SHEET NUMBER
A12 of 27

RICHLAND

BUILDING PARTNERS

Richland Building Partners, LLC
Homeowner Manual

4012 Hillsboro Pike, Ste. 9
Nashville, TN 37215

Home Site No. Unit 6

ACKNOWLEDGEMENT OF RECEIPT OF HOMEOWNER MANUAL

I/WE HAVE RECEIVED THE "HOMEOWNER MANUAL" FROM RICHLAND BUILDING PARTNERS, LLC ("RBP") AND AGREE TO TAKE THE RESPONSIBILITY OF READING AND UNDERSTANDING THESE DOCUMENTS. I/WE ACKNOWLEDGE THAT ALL WARRANTIES FROM MANUFACTURERS, SUPPLIERS, AND FOR CONSUMER PRODUCTS HAVE BEEN MADE AVAILABLE FOR OUR INSPECTION.

Purchaser Signature	**Date**	**Purchaser Signature**	**Date**
RBP Group Representative	**Date**	**Sales Agent**	**Date**

3226 Charlotte Ave, Nashville, TN 37209
Property Address

Unit 6
Unit

What Comes Next?

Now that you have signed your Purchase and Sale Agreement ("PSA") and received your Homeowner Manual, the journey of building your new home begins. To help you understand the home building process and make it go as smoothly as possible, please refer to this manual often and bring it with you to all meetings. First, we must build it on paper (or in our case - in our computer system).

The construction process can take anywhere from approximately seven to sixteen months depending on the type of home we are building. Please keep in mind that at times there are circumstances beyond our control that can increase production schedules.

We build each home with the utmost quality; however, your home does not come out of a box or from a factory. It is built by men and women in the field; therefore, your home will be unique. Any items needing adjustment will be addressed at such time determined by the Project Manager prior to settlement.

Trade Contractors

We subcontract each part of building your home to specialty trades. For example, a trade contractor who specializes in interior trim installs the interior doors, interior handrails, and baseboards.

Only RBP employees and trade contractors can perform work in your home. If you have any questions or concerns, please bring them to the attention of your Project Manager.

Each trade contractor follows a set production schedule. It sometimes occurs that one trade contractor completes its work a bit ahead of schedule. The next trade contractor already has an assigned time slot which cannot typically be changed on short notice. The overall construction schedule allows for this, and you should expect that there will be days during the construction of your home when it appears "nothing's happening".

Similarly, it may appear that no progress is being made while the home awaits one or more inspections. This is part of the normal sequence of the construction schedule and occurs at some point in every home.

Substitutions

The new home industry is continually watching for improved products, and manufacturers sometimes make changes that can impact construction. As a result, we may use materials in your home that differ from those in one of our previous homes you may have visited.

From time to time, city or county agencies adopt new regulations. We must comply with the codes and requirements that are in effect for each individual area. Therefore, similar floor plans may be constructed slightly different between jurisdictions.

BUYER'S INITIALS: ______ /______

In all instances, any substitutions of product or changes may become necessary due to matters outside of our control, we reserve the right to make them without notification.

Selection Process

We enlist designers on the front end of our projects to fully outfit the home finishes. Changes can sometimes be made if a contract is executed early enough in the construction process. RBP has the right to approve or deny any change requests. Change orders will come with an associated additional cost determined by RBP. Deadlines and terms of changes must be noted in the PSA at time of binding contract. Change orders can impact anticipated meeting and closing dates.

Colors and Samples

Samples shown to buyers are representative of the materials that will be used in your home. Please understand that variations between samples and the actual materials can, and will, occur.

Items such as wood cabinets and hardwood flooring may have different grain patterns; tile or marble may have a vein running through it. These are natural products and, as such, variations cannot be avoided.

Flooring may also vary due to dye lots, as they may be manufactured at different times.

We may have to change manufacturers or suppliers from time to time. It is also possible that one of your selections may be discontinued. This is part of our industry and, as such, we reserve the right to have you change your selection if a product is discontinued or no longer available.

Once you have completed the selection process you will be asked to sign a Contract Addendum. The Contract Addendum must be completed in a set number of days (as referenced in your sales contract) after contract ratification to ensure that your home starts on time or continues on schedule, and we have all information needed to complete construction and deliver your home on schedule. Please understand, after that time no additional changes can be made.

Contract Deposits

Please refer to your agreement of sale for specific language and amounts required. The construction of a home is a large commitment which includes purchasing the homesite, securing permits, paying for concrete, lumber, and other building materials.

BUYER'S INITIALS: ____ / ____

Construction of Your New Home

Building Permits

Depending on the city or county, the building permit process and timing will vary. If you have asked us for custom options, the process of obtaining the permit may be longer than normal as we are required to submit revised plans and specifications. We ask for patience during this timeframe as we get all the necessary paperwork together needed to start your home.

Products and Changes

We work with manufacturers in the industry to guarantee supply and favorable pricing, which we have passed along to you, our customer. Due to supply issues or changes in products by our manufacturers, we may have to substitute a product in your home.

Site Visits and Safety

A home construction site is an exciting place to visit; however, it is a construction site and, as such, can be very dangerous. We value you and your family's safety and because our insurance does not cover homeowners, you are not allowed on a RBP construction site without an RBP Authorized Agent or Production employee present. Additionally, should you wish to visit your new home during the construction process please contact your Sales Agent ahead of time to schedule an appointment. Please refrain from instructing our vendors and subcontractors; they are under contract with RBP and must receive their instructions from one person, the RBP Project Manager. Please direct any concerns or questions to the Sales Agent.

Addressing Concerns

We have systems and personnel in place to assist in determining whether construction adjustments are appropriate. We remind you that any such adjustments take place at pre- determined stages of construction, which may be several weeks after the need for such adjustments is discovered.

We understand your interest in your new home while it is being built and welcome your input. To avoid duplication of efforts or misunderstandings, we ask that you do one of two things:

- Bring your concern to one of the scheduled orientations (pre-construction, pre- drywall, or pre-settlement), and/or

- If you feel your concern is urgent, please contact your Sales Agent and they will communicate with the proper RBP personnel.

BUYER'S INITIALS: ______ /______

Homeowner Meetings During the Construction Process

Pre-Construction Orientation

The time has finally arrived to begin construction of your new home. It will most likely be the first time you have met your Project Manager. The Project Manager is responsible for directing the subcontractors and suppliers and will also interact with city or county building officials. It is at this time that we will be able to provide you with an estimated timeframe for construction completion.

At this meeting, your Realtor (if you have one) is required to attend. Please do not bring children, friends, or other individuals to this meeting as we need your undivided attention.

Please be sure to bring your copy of the ratified contract and any subsequent change orders. It is easy to forget what selections you had made with so much going on.

This meeting is of particular importance because your Project Manager will be covering many important topics such as your house siting, confirming your selections, options, color schemes, etc. to ensure they have a clear understanding of what will be going into your home and to minimize the potential for mistakes. This meeting is held during our normal business hours between 7:30 a.m. and 4:00 p.m., Monday through Friday, and will take approximately an hour to an hour and a half. Your Sales Agent will call you approximately one week prior to the start of construction to schedule your appointment.

Changes to any selections you have previously made should not be requested at the pre-construction orientation.

(SEE EXHIBIT A FOR PRE CONSTRUCTION MEETING CHECKLIST)

BUYER'S INITIALS: ______ / ______

Pre-Drywall Conference

This is our second scheduled meeting where you will be able to view your home before drywall is installed. It takes approximately an hour, and your attendance is encouraged; however, it is not mandatory. At this meeting we will again review your selections. Because of our production schedule and goal to complete your home in a timely fashion, we will not be able to give you much advance notice of this meeting and cannot move its date in the construction schedule. If you do not attend, we will continue as scheduled with the construction of your home.

This is a great time to bring up any questions or concerns to your Project Manager regarding the construction process. We will show you the structural components, the HVAC, plumbing and electrical systems. We will confirm that the phones, cable TV, and other wiring details are in the proper locations.

Please understand this is not the time to request changes.

(SEE EXHIBIT B FOR <u>PREDRYWALL CONFERENCE</u>)

Getting Ready for Settlement

As we approach completion of your new home, the Sales Agent will send you your walk-through and settlement dates in writing. Your Project Manager may communicate dates early on; however, the official dates will be communicated by our Sales Agent roughly two weeks prior to your walk-through date.

You will also be provided with the contact information for utilities and local services at this time. It is important that you begin the process of contacting utilities such as phone, water, cable and power.

Please have all utilities scheduled to be placed in your name within 3 days past closing. Please do not attempt to change utilities in your name prior to closing as this can create issues with inspections and final sign-offs.

BUYER'S INITIALS: ______ / ______

Pre-Settlement Demonstration

This is probably the most exciting meeting during the construction of your new home. Today the home is substantially constructed. It is at this meeting that we will review the use and care of your new home. We will explain in detail how to effectively use your home, your maintenance responsibilities, and the warranty process moving forward. This meeting will take approximately two hours and will be scheduled during our normal Production hours between 7:30 a.m. and 4:00 p.m., Monday through Friday.

A member of the production staff who built your new home will demonstrate the home with you prior to settlement. If you observe any details needing attention, the Project Manager will note it on the walk-through form. At this time, we will also examine the home for cosmetic issues. Please be aware that after the walk-through, cosmetic items are not covered by RBP. Once the list is complete, you will be asked to sign off, acknowledging that all items have been completed to your satisfaction. At this time, RBP will also review emergency contact information with you.

We will make every effort to complete the walk-through list prior to closing; however, we cannot guarantee this. If your home is complete, as evidenced by the Use and Occupancy permit issued by the local jurisdiction, and RBP has determined it is the proper time for the home to close, you are required to go to settlement. At times we are forced to return to your home after closing to complete longer lead time items.

If you have a Realtor, they are welcome to attend; however, we would like your undivided attention. The Pre-Settlement Demonstration will take place ONE TIME. This is a required meeting to take place approximately 14 days prior to closing. Please plan to leave children, friends, and family at home. If you have a home inspector, their appointment should take place before the Pre-Settlement Demonstration in order to give our Project Manager a chance to review any issues they may find. Any agreed upon items from the home inspector's list must appear on our form. No side lists will be honored. Any re-inspections will be paid at buyer's expense.

(SEE EXHIBIT C FOR PRE-SETTLEMENT DEMONSTRATION FORM)

BUYER'S INITIALS: ______ /______

Obtaining Warranty Service

After Closing or Post-Closing Service Policy

Once you have closed on your new home, it is our goal to provide you with effective warranty service. RBP aims to provide effective warranty service during the term of the warranty on a timely basis (weather and labor conditions permitting) for all warrantable (non-maintenance) items as defined by homeowner manual and Warranty Document.

RBP service policy is administered according to the following procedural outline. Please refrain from directly contacting the Project Manager or Sales Agent for service-related items. If you feel you have a warrantable issue, please utilize the Warranty Portal so your request can be documented with a service ticket. Service requests are assigned and tracked to completeness. Our employees in the field do not have the ability to write service tickets.

RBP Customer Service Request Phone Numbers & Email Addresses:

[redacted]

Service Procedures

After You Move In

After you move into your new home, you may occasionally find problems that affect the function or safety of your home. If this occurs, please follow the service request procedure listed below. For Emergency service, please see the following section on "Emergencies."

Seasonal Items

Often during the winter months, we are unable to do finish work on the exterior of your home. This can happen during the timeframe of November 1st through May 1st. These winter completion items include, but may not be limited to, exterior painting, grading, seeding/sod and landscaping. RBP will not escrow monies for the winter work items but will commit to you that in the spring, as weather and work crew staffing permit, we will work to get the items completed as quickly as possible.

Emergency Service

Before you contact the Warranty Portal to report an emergency, please evaluate the problem conditions carefully in conjunction with the Guidelines for Emergency Service detailed in the following section. Immediately following the Guidelines for Emergency Service is the Emergency Service Request Procedure.

BUYER'S INITIALS: ______ /______

Guidelines for Emergency Service

Electrical

An emergency condition exists when any part of the electrical system in your home is not functioning properly except when one of the following three conditions exists:

a. Circuit Breakers are not in the full "ON" position.
b. Appliances are not operating properly (call for appliance service during normal business hours).
c. Power outage outside your home.

Plumbing

An emergency condition exists only when one of the following conditions exists:

a. No water supply is available. If you have fresh water from some source inside your home, an emergency does not exist, and corrective action will be taken during normal business hours.
b. If you have water flowing into the home from a broken or backed up pipe.
c. All toilets in the home are inoperable. If this condition results from improper use by you, a charge will normally be made for the emergency service call.
d. You are also responsible for applicable charges when calls made to subcontractors for repairs are caused by your neglect (e.g., clogged toilets).

Heating and Air Conditioning

An emergency condition exists in the following cases:

a. **Heating -** When heat is lost due to malfunction in the air handler or furnace (not the heat pump), and when the outside temperature is 30 degrees Fahrenheit and falling. All service calls placed after normal business hours and before midnight will be taken care of as soon as possible. Calls placed after midnight will be processed the following morning.
b. **Cooling** - All calls will be handled during normal business hours. Cooling failures do not constitute an emergency condition unless a health problem requires conditioned air in the home.

Emergency Service Request Procedure

1. **Contact the applicable subcontractor** from the list of subcontractors given to you in your settlement package. You should also have the Emergency Contact List placed on your electrical panel.

2. **Contact the RBP Warranty Portal** (see the list below) so that we can monitor the progress of your service request.

NOTE: If you call a Contractor to your home outside of normal business hours for a non- emergency service item, you may be requested to pay the contractor's representative any applicable charges.

BUYER'S INITIALS: ________ / ________

RBP Customer Service Request Web Portal & Email Addresses:

Richland Warranty [redacted]

Service Request Procedure

1. Please review your warranty document and homeowner manual before making a service request to verify your issue is warrantable.
2. Service requests must be received through the Warranty Portal in order to receive appropriate and prompt attention. Service calls or Emails are not accepted directly through the Sales or Production staff. The calls and emails are logged into our database so service tickets can be generated and tracked to completion. The Warranty Portal is open 24 hours a day.

   THIS IS NOT AN EMERGENCY LINE! For any emergencies, please refer to your *Emergency Subcontractor Contact List* provided for you at the pre-settlement demonstration.
3. Service Requests will be processed by office personnel and will be assigned to the appropriate Project Manager, Superintendent, or Warranty Manager.
4. Your Project Manager, Warranty Manager or Superintendent will contact you to evaluate the service request and determine the scope of service required.
5. Service repairs are made Monday through Friday, 8:00 a.m. to 5:00 p.m., except for emergency service.
6. In order for RBP to provide service for your home we must be able to access your home during normal business hours 8:00 a.m. to 5:00 p.m., Monday through Friday. The Project Manager, Warranty Manager, or Superintendent (or appropriate subcontractor) will contact you to schedule a time when service can be completed.
7. We will not service your home without a responsible party present. We will not accept keys to your home to perform service if no one is present.

Important Information about Your New Home Limited Warranty

RBP provides you with a one-year Builder Warranty. It is important that you read and fully understand the terms and conditions of the Builder Warranty. RBP would like to take this opportunity to point out certain key features in your new home warranty coverage.

First, you have completed, or will complete, a thorough examination of your new home with the RBP Project Manager and/or Superintendent who built your new home. Items, such as cracked glass, scratches in counter tops, scratched or chipped plumbing fixtures, marked flooring, and marks on any paint surface must be noted at the time of your pre- settlement walk-through demonstration. After the demonstration, RBP will not be responsible for cosmetic defects found on these types of surfaces. In an effort to ensure that you properly note all surface defects in your new home prior to settlement, RBP has specifically outlined many of these areas on your Pre-Settlement Demonstration sheet. Only items noted on the Pre-Settlement form may be honored; no side lists will be honored.

BUYER'S INITIALS: ______ / ______

Second, the provisions of your new Builder Warranty are clearly detailed in the Builder Warranty information that you received with this Homeowner Manual. You will receive a copy of the Builder Warranty at your Closing.

Finally, the provisions of your new Builder Warranty do not apply to any part or parts of your new home that has been subjected to misuse, negligence, accidental damage, or lack of preventative maintenance by the homeowner. Items that have been repaired or altered in any way by the homeowners (or the homeowners' personal contractor) that, in the judgment of RBP, adversely affect its performance are not covered by your warranty. RBP does not warrant against normal deterioration, wear and tear, or exposure.

(SEE EXHIBIT D FOR LIMITED WARRANTY)

Dispute Procedures

At RBP, we aim to give each homeowner dependable service. There may be times when you have questions or issues with your warranty service. We have tried to anticipate most of your questions and, accordingly, have provided a significant amount of information for you in this Homeowner Manual. We suggest that you read through this information when a question about service arises. More often than not, you will find the answer to your question in this manual.

In the event you feel that you have been unable to resolve any claim or dispute with RBP, you must refer to, and follow, the Dispute Resolution provisions contained within your New Home Purchase and Sale Agreement.

Homeowner Maintenance List

This list is furnished to assist new homeowners in recognizing those types of maintenance activities that are not warranted and should be handled by the homeowner in order to properly protect their new home. The list below is not intended to be a comprehensive list of all normal homeowner maintenance requirements.

1. Watering your lawn and landscaping.
2. Cleaning sump or ejector pump and crocks (where applicable). Please do not allow a water softener discharge to be piped to your sump. It will prematurely wear out your sump pump and the saltwater will kill your grass.
3. Checking circuit breakers.
4. Changing light bulbs or fluorescent tubes.
5. Repair or replacement of threshold or weather stripping.
6. Repair of glass or glazing.
7. Water sealing of any pressure treated decks.
8. Lawn maintenance including fertilization, raking, and re-seeding bare spots and erosion.

BUYER'S INITIALS: ______ / ______

9. If your home has a septic system with a filter, the filter must be pulled and cleaned every four to six months.
10. Clogged toilets or drains beyond 30 days after settlement.
11. Damaged concrete or asphalt due to the use of salt, de-icers, or gas or oil leaks.
12. Sealing of asphalt or concrete driveways.
13. Grout or caulking around tubs, sinks or vanities.
14. Normal concrete cracks (cracks that do not leak).
15. Furnace filter changes or cleaning of coils.
16. Flushing hot water heater. In some jurisdictions this must be completed by a certified plumber and appropriate paperwork must follow.
17. Condensation and icing during cold periods.
18. Turn off water supply to outside hose bib(s) in cold weather and bleed the water from the hose bib to prevent freezing. Disconnect all garden hoses. Per manufacturer recommendation, homes with sprinkler systems should replace the main valve every five years.
19. Any repair or material failure (such as roof or siding leak caused by satellite installation) caused by homeowner alterations.
20. Control of erosion from discharges from downspouts or sump pumps.
21. Garbage disposal jams from misuse.
22. Removing foreign objects from gutters and downspouts. Rain gutter overflows against foundation walls will erode grading adjacent to the foundation and may cause basement leaks.
23. Re-caulking of interior or exterior joints (interior trim and countertops) due to normal wear.
24. Adjusting bi-fold/ball-catch door units.
25. Repair or minor cracking of wall surfaces, trim, etc. due to normal settlement or normal material shrinkage.
26. Repair of nail pops.
27. All grading (except major re-grading) around the house foundation resulting from normal consolidation of backfilled soils. Excessive settlement around the home will be done one time during the first year of the Warranty, at RBP discretion.

BUYER'S INITIALS: ______ ______

To complete this homeowner maintenance list, we suggest that you assemble a simple toolbox to keep in your home:

- Adjustable wrench
- Standard pliers
- Screwdrivers (small, medium, large, and Philips's head)
- Basic hammer
- Hand saw
- Assorted brads, nails and screws
- Duct and electrical tape
- Quality interior and exterior caulk and caulk gun
- Assorted sizes of paint brushes
- Sandpaper (medium and fine grit)
- Shop vac

BUYER'S INITIALS: ______ /__________

RICHLAND

BUILDING PARTNERS

[redacted]

Pre-Construction Meeting Checklist

EXHIBIT A			
Address:		Project Manager:	
Buyer Agent:		Date:	
Seller Agent:			
Buyer:		Home Phone #:	
Current Address:		Cell Phone #:	
Email Address:			
Plans & Specs Dated:		Review Plans & Specs:	
Review Re-site:		Attach Initialed & Dated Copy:	
Review Foundation:		Review Site Plans, Grading, Etc:	
Review All Selections:		Review Color Selection:	
Anticipated Start Month (provided permit received):			
Anticipated Completion Month:			
Are clarifications / corrections forthcoming?	(circle one) YES / NO		
Clarification / Correction Notes:			

RICHLAND

BUILDING PARTNERS

[redacted]

Pre-Construction Meeting Checklist

Introduction		**Meetings**
Greeting/Purpose		Review Private Home Inspector Policy
Review Selections		Review Pre-Drywall Conference
Cabinet Layout		Receipt of Check List
Review Pending Change Orders		Review Pre-Settlement Demonstration Progress
Re-state Change Order Policy Review Low Voltage Placements		2 Hours of Undivided Attention
Review Electrical Plans		**Warranty**
Point of Contact Procedures		Received Home Care & Service Manual Warranty Standards & QBW Book
Safety		Maintenance Responsibilities
Review Safety Standards		Notification of service needed
Site Access No Children		Final Inspection
No One in Home with Subcontractors		**Events**
Proper Shoes and Attire		Schedule of Events Limited Window of Time for Meeting
Time Frames		Foundation
Explain Scheduling / Time Frames		Lumber & Settlement Cracks
Lead Time / Durations		Open Windows & Weather
Variable		Review Site Plan
Key Dates / Milestones		Grading Exterior Concrete
Product Expectations		Monuments, Easements, Utilities
Natural Products		Landscaping
Wood Floors, Cabinets, Etc.		Trees / Limits of Disturbance
Tops		Street Lighting
Site Dumpsters are for Richland use only		No Change Policy Action Items (Page 2)

RICHLAND

BUILDING PARTNERS

Pre-Construction Meeting Checklist

Action Items			
Description:			
Responsibility:			
Due Date:		**Completed:**	
Description:			
Responsibility:			
Due Date:		**Completed:**	
Description:			
Responsibility:			
Due Date:		**Completed:**	
Description:			
Responsibility:			
Due Date:		**Completed:**	
Description:			
Responsibility:			
Due Date:		**Completed:**	

Attendees Signatures

Purchaser **Date** **Purchaser** **Date**

Production Manager **Date**

RICHLAND

BUILDING PARTNERS

[redacted]

Pre-Construction Meeting Checklist

Sales Agent **Date**

Copies to Customer, Sales Manager, Project Manager, Division Office

RICHLAND

BUILDING PARTNERS

[redacted]

Pre-Drywall Conference Checklist

Exhibit B – Pre Drywall Conference Checklist

Address:	
Buyer:	
Date:	

	Describe the purpose of the Conference
	Review Selections
	Review Previously Approved Change Orders
	Inspect TV / Phone and Other Outlet Locations
	Inspect Location and Correctness of Optional Features
	Inspect Walls in Critical areas (Kitchen / Bath)
	Review Framing Checklist (touch on the high points/explain what a frame check is)
	Show Customer Evidence of Quality Workmanship
	Review Site Plan Issues
	Discuss Particular Expectations
	Concrete Cracks
	Open Windows and Weather
	Drywall Imperfections
	Lumber Shrinkage
	Caulking Separations
	Grading / Settlement
	Lawn Maintenance
	Discuss Locked House Policy

Issues to Address and/or Resolve

Attendees Signatures

Purchaser	**Date**	**Purchaser**	**Date**
Richland Team Member	**Date**		

Work Complete

Richland Team Member	**Date**

Exhibit C – Pre-Settlement Demonstration Form

Customer Name:	
Address:	
Project Manager:	
Customer Phone Number:	

The purpose of this Pre-Settlement Demonstration is to review, with you the care and maintenance of your home. This form will act as a guideline for you and your Project Manager to follow as you are shown through the home. Your Project Manager is very proud of the home that has been built for you and hopes you will be equally proud. Please ask any questions that you may have at any time.

In conjunction with the items below you agree that all items have been delivered to you by the Project Manager.

- Emergency Phone Numbers
- Customer Responsibilities
- PM Responsibilities
- Reference to Owners' Manual
- Customer Warranties

Please assure you have reviewed all items in the home below and taken note of any items needing to be addressed.

Kitchen

- Range Operation Check
- Dishwasher Operation Check
- Garbage Disposal Check
- Range Hood, Vent, Light
- Faucet & Shut off's
- Cabinets
- Countertop & Caulking
- Pantry Shelving
- Light Fixtures
- Switches
- Smoke Detector
- Windows / Screens

Entry

- Door System
- Door Lock
- Switches
- Floor Covering
- Closet
- Door Chime
- Windows / Screens

Hallways

- Light Fixtures
- Switches
- Floor Covering
- Handrail / Stairs
- Smoke Detector

Family | Living | Dinning | Den-Study

- Door (entry)
- Fireplace
- Floor Covering
- Walls/Ceiling
- Light Fixtures
- Trim
- Registers
- Switches / Plugs
- Windows
- Thermostat Operation Check
- Cold Air Return
- Fixtures

Bedroom Check

- Passage Door
- Closets
- Shelving
- Switches
- Floor Covering
- Windows
- Fixtures

Bathroom - Master | Hall | Powder

- Tub
- Tub Surround

- Shower Pan
- Shower Door
- Tub Faucet
- Shower Faucet
- Shower Head
- Vanity Sink Bowl
- Commode
- Sink Faucet | Shut off
- Vanity Cabinet
- Towel Bar
- Paper Holder
- Plugs / GFI
- Exhaust Fan
- Floor Covering
- Window
- Mirror

Exterior

- Driveway
- Sod / Swale
- Landscaping
- Existing Trees
- Undisturbed Area
- Siding
- Gutters
- Light Fixtures
- Brick / Stone
- Shutters
- Grading / Settlements
- TPO
- Electric Meter / GFI Weatherproof
- Water Meter / Water Box
- Gas Meter / Gas Tap
- Hose Bibs
- Heat Pump / Air Conditioner
- Deck Patio
- Clean Outs
- Ridge Vent System
- Outside Outlets
- MFD, Rain Gardens

Garage

RICHLAND

BUILDING PARTNERS

[redacted]

Pre-Settlement Demonstration Form

- Garage Door Operation Check
- Entry Door to Main House
- Walls
- Ceilings
- Garage Floor
- Switches
- Plugs (GFI)
- Access Panel
- Elect. Panel
- Garage Door Options

We, (I) have inspected the items above with Richland Builders at this time and date. I understand and agree that, unless noted below on the pre-settlement list, these items have no visible damage and require no adjustment or repair.

The following items listed below, have been noted during this pre settlement demonstration. We (I), hereby agree that expect for items listed below and noted for correction, we accept our Richland home.

We (I) further agree there are no verbal agreements regarding this inspection.

Action items to resolve:

Richland Representative **Date** **Buyer** **Date**

Buyer **Date**

Exhibit D – Limited Warranty Coverage

PROPERTY: ______________________

****Please Note that all warranty inquiries have to be in writing and on the appropriate form to be considered by RBP. Any verbal requests for repairs will not be considered and are not guaranteed.****

1. ONE (1) YEAR COVERAGE This Limited Warranty commences on the date of settlement, or the date of Homeowner's occupancy, whichever occurs first, and continues for a period of one (1) year.
2. REQUEST FOR WARRANTY SERVICE The Homeowner with a Limited Warranty claim must submit a clear and specific WRITTEN request to RBP at [redacted]. No Limited Warranty work will be performed until the claim has been received in writing, unless designated an emergency.
3. REMEDY RBP will, within a reasonable time, examine an alleged claim to determine if it is covered by this Limited Warranty. A claim covered by this Warranty will be repaired, replaced, or replaced with item of like kind, at RBP's expense. RBP reserves the right to charge the owner a reasonable sum per service call for any request not covered under this Limited Warranty. Any repair or replacement shall not extend the Warranty term.
4. DISCOLORING Repair or replacement of interior and exterior surfaces, including driveways and sidewalks, will be limited to the defective area.
5. CONSEQUENTIAL DAMAGES To the extent permitted by law, the Limited Warranty Coverage does not include consequential damage or inconvenience resulting from a valid Warranty claim.
6. RIGHT OF ACCESS Homeowner must provide RBP or its designee access to property during normal weekday business hours to perform its obligations under this Warranty. Failure to provide such access may relieve RBP of its obligations.
7. COVERAGE PROVIDED During the term of this Warranty, and subject to the terms and conditions listed herein, RBP warrants the home against defects in materials and workmanship in the following items:
   A. The Central Heating, Cooling, and Ventilation Systems and its Components.
   B. The Plumbing System and its Components.
   C. The Electrical System and its Components.
   D. Structural and Finish Components.
   E. Windows, Doors, and Hardware.
   F. The Roof and its Components.

8. EXCLUSIONS To the extent permitted by law, This Limited Warranty shall ***<u>NOT</u>*** extend to, include, or be applicable to:
   A. Damages or losses resulting from accidents; civil commotion; acts of God or Nature - including, but not limited to windstorms, wind driven water, floods, sink holes, hail, lightening, fallen trees, earthquakes, explosions, fire, smoke, water escape, or changes in underground water table.

BUYER'S INITIALS: ______/__________

B. Any condition which does not result in actual physical damage to the Home – including, but not limited to: uninhabitability or health risk due to presence or consequence of unacceptable levels of radon gas, formaldehyde, mold, carcinogenic substances, or other pollutants and contaminants; or the presence of hazardous or toxic materials.
C. Warranty excludes all items covered by manufacturer warranty
D. Any soil erosion/sedimentation or storm water control management systems that are approved by a governing jurisdiction.
E. Shrinkage, cracks or movement in concrete foundation, basement walls and slab, and garage floors, which are within the design performance criteria.
F. Normal and usual cracks; nail pops; twisting or movement in walls, ceilings, exterior and interior trim and finished items caused by drying, aging, or shrinkage of building products.
G. Personal property damage or bodily injury or punitive damages.
H. Any defect, damage, or loss which is caused or aggravated by negligence of Homeowner or anyone other than the Builder or its employees, agents, or subcontractors.

9. PARTIAL INVALIDITY If any provision of this Limited Warranty Coverage, or the application thereof, to any person or circumstances, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Limited Warranty Coverage, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Limited Warranty Coverage shall be valid and enforced to the fullest extent permitted by law.

WARRANTY STANDARDS

1. **Possible Deficiency** - Poor Drainage Lot

Performance Standard - After normal rainfall, water should not stand in the yard within 10 ft of home for more than 48 hours. Drainage time may be much longer during times of snow, frost, excessive precipitation, or soil saturation.

Responsibility - RBP is responsible to establish proper grades and swales; Homeowner is responsible for maintaining them.

2. **Possible Deficiency** - Basement Water and Dampness

Performance Standard - Dampness of walls and floors is not unusual until such time as backfill has been fully compacted through settling. This may take as long as five years.

Responsibility - RBP will correct actual accumulation and flow of water within the basement. Leakage due to grade and landscaping settlement is considered a maintenance item and as such is not covered.

3. **Possible Deficiency** - Basement or Foundation Wall Cracks

Performance Standard - Small cracks not affecting structural stability are not unusual in foundation walls. Cracks greater than 1/4 inch in width shall be repaired.

Responsibility - RBP will repair cracks in excess of 1/4 inch by caulking with a urethane concrete caulk.

4. **Possible Deficiency** - Separation or Movement of Stoops and Porches

Performance Standard - Minor movement within one inch is normal.

Responsibility - RBP will repair separation exceeding one inch.

5. **Possible Deficiency** - Cracking of Basement or Garage Floor

Performance Standard - Minor cracks in concrete basement floors are normal. Cracks exceeding 3/16 inch in width or 1/8 inch in vertical displacement shall be repaired.

Responsibility - RBP will repair cracks exceeding maximum tolerances by surface caulking, patching or other methods as required.

6. **Possible Deficiency** - Uneven Concrete Floors/Slabs

Performance Standard – Except for basement floors or where a floor or a portion of floor has been designed for specific drainage purposes, concrete floors in rooms designed for habitability shall not have pits, depressions or areas of unevenness exceeding 1⁄4 inch in 32 inches. Concrete floor cracks shall not puncture finished floors.

Responsibility - RBP will patch, correct or repair to meet Performance Standards.

7. **Possible Deficiency** - Pitting or Deterioration of Concrete Surfaces

Performance Standard - Concrete shall not disintegrate to the extent of exposing aggregate under normal conditions of use, except where such surfaces have been exposed to salts, chemicals or other abuses beyond builder's control.

Responsibility - RBP will patch, correct or repair to meet the performance Standard.

8. **Possible Deficiency** - Efflorescence on Masonry Stone, Brick, Block or Concrete

Performance Standard - Masonry products are known to discolor due to lime content.

Responsibility - None

9. **Possible Deficiency** - Dampness or Water Absorption into Exposed Masonry

Performance Standard - Masonry materials are porous to varying degrees and cannot be controlled by Builder.

Responsibility - None

10. **Possible Deficiency** - Roof Leaks

Performance Standard - Roof shall not leak, except where snow and ice are permitted to build up excessively or repeatedly. Prevention of ice buildup is a maintenance item and is not th ibility of

BUYER'S INITIALS: ____/____

the builder. Because roof systems must breathe, your home is constructed with vents at the soffits and ridges of the roof system. Snow and rain driven by high winds under severe conditions can be driven into air vent passages. This is not considered a defect and RBP does not warrant against such water penetration.

Responsibility - All roof leaks, not caused by owner neglect or excessive winds will be repaired. RBP is not responsible for color variations.

11. **Possible Deficiency** - Air Filtration

Performance Standard - Some air filtration is normal around doors, windows, and other wall openings especially in conditions of high wind. In order to increase the air tightness of the home beyond such standards, owner may need to purchase and install storm windows and doors to provide solutions satisfactory to owner's own expectations.

Responsibility - RBP will adjust windows and doors to maintain manufacturers designed air filtration.

12. **Possible Deficiency** - Sound can be heard through Party Walls

Performance Standard - Acoustical qualities of rooms, walls and other enclosures are greatly affected by everything within their physical area. Actual sound transmission qualities of walls are difficult to measure outside of a laboratory because of the disproportionate effect everything in the area has on acoustical reaction. Because surfaces, which are soft, uneven and dense, tend to absorb sound more, whereas surfaces that are smooth and hard tend to reflect and increase ambient sound, a furnished home is likely to be "quieter" than an empty home. Ambient sound levels within the home have a significant impact on the perception of sound transmitted from surrounding dwellings. RBP warrants that party walls are built to conform to or exceed pertinent building codes in effect at the time the home was constructed.

Responsibility - None

13. **Possible Deficiency** - Ground Fault Circuit Trips Frequently

Performance Standard - Ground Fault Interrupters (GFI) are sensitive safely devices designed to trip very rapidly in the event of ground fault condition, such as in the event of electrical shock. This sensitivity causes them to trip easily and especially in cases where an extension cord of more than 50 feet is anywhere in the protected circuit.

Responsibility - RBP has installed GFI protectors in accordance with the National Electric code. Frequent tripping is not warranted against. GFI devices otherwise determined to be defective will be replaced.

14. **Possible Deficiency** - Paint or Stain Peels or Fades

Performance Standard - The weathering of finishes is normal and should be expected within certain tolerances. Exterior finishes may deteriorate rapidly due climatic conditions and is considered a maintenance item and is not covered by this warranty.

Responsibility - RBP will correct or repair finishes where paint is determined by builder or his representatives to be defective. RBP is not responsible for color variations, marks, scuffs, or other damage

BUYER'S INITIALS: ______/______

caused by Homeowner.

15. **Possible Deficiency** - Drywall cracks, nail pops, seam tapes or other imperfections Performance Standard - Modern homes are constructed, partially from organic wood materials. Such materials will move, shrink and expand with minor variations in temperature and moisture within the home. Drywall, being inorganic, tends not to move well with the movement of the lumber supporting it. Such movement, therefore often results in minor cracks, nail pops, the appearance of seam tape and other minor imperfections. Such imperfections not exceeding 1/4" in width are common in drywall and are not considered a defect.

Responsibility – If a claim is made for imperfections exceeding 1/4" that are not caused by Homeowner, RBP will perform a one-time post settlement walkthrough prior to the end of this one-year coverage. This walkthrough will address drywall point up and paint touchup of nail pops and settlement cracks in the drywall. RBP will only paint drywall touch ups with original paint. If the Homeowner has painted walls post-closing, RBP will touch up the drywall in the affected area and sand it.

16. **Possible Deficiency** - Floor Creaks or Squeaks

Performance Standard - Modern homes are constructed, partially from organic wood framing materials. Such materials will move, shrink and expand with minor variations in temperature and moisture within the home. Squeaks are normally a passing condition caused by lumber shrinkage or movement and are not covered by this warranty unless caused by a defect in the floor joist system.

Responsibility - RBP will correct floor system structural defects.

17. **Possible Deficiency** - Imperfections in Resilient Flooring

Performance Standard - Minor nail pops or visible seams in underlayment are not considered unusual within certain tolerances.

Responsibility - None

18. **Possible Deficiency** – Grass, trees, shrubs, etc. die or straw/grass seed is washed away by downpour.

Performance Standard - Final grading and seeding of lawn, as well as any other upgraded landscaping will be planted in accordance with contract specifications when weather conditions permit.

Responsibility - Grass seed, which has germinated, as well as newly transplanted trees and shrubs, which are not watered during a period of drought, will die, even though an abundance of weeds will sprout and thrive. Landscaping plants are living organisms, all of which can thrive, or die for various reasons beyond RBP's control. RBP therefore cannot and does not warrant that landscaping plants will live or thrive in consideration of any circumstances beyond his control. Newly planted or transplanted landscaping plants require excess watering for the first several weeks until they become established. RBP does not warrant against this maintenance item, which is the buyer's responsibility. RBP shall not be responsible for the proper care and watering of lawn and shrubs as it may become necessary at any time after the date of settlement. RBP does not, and cannot warrant against the effects of nature, such as, but not limited to, sudden and/or severe rainfall which may occur on grass seed which has not germinated. In the event of soil settlement around foundation or other excavated areas, or soil displacement, includ[illegible]plete

washout of all seeded areas due to excessive rain or erosion, RBP agrees only to supply topsoil for a period of three (3) months from the date of settlement or three (3) months from the time final seeding was performed, in the event that seeding was not completed by the settlement date. The buyer will be responsible for soil distribution and reseeding as needed. RBP's responsibility for living plants becomes the buyer's responsibility when settlement occurs or when the plants are planted, whichever occurs last.

[signature page to follow]

RICHLAND BUILDING PARTNERS, LLC:

By: ___________________________

Printed Name: ___________________________

Dated: _____________________, 20__.

BUYER:

By:

Printed Name: ___________________________

Dated: _____________________, 20__.

BUYER:

By: ___________________________

Printed Name: ___________________________

Dated: _____________________, 20__.